EXHIBIT 10.24

LEASE AGREEMENT

THIS LEASE AGREEMENT (the “Lease”), made as of the 25th day of August, 2006, by and between RE HILL PROPERTIES – LOUISVILLE, LLC, a Colorado limited liability company and QUARTZ MOUNTAIN PROPERTIES, LLC, a Colorado limited liability company (herein jointly called “Landlord”), and SPACEDEV, INC., a Colorado corporation, (herein called “Tenant”).

WITNESSETH:

ARTICLE I

DEFINITIONS, GRANT, TERM

Section 1.01. DEFINITIONS. In addition to the terms defined elsewhere in this Lease, the following terms shall have the following meanings:

“Base Rent” The initial Base Rent shall be Nine and 65/100 Dollars ($9.65) per square foot of Rentable Area which shall be initially $698,891.60 per annum or $58,240.97 per month.  Such Base Rent shall increase three percent (3%) on each anniversary of the Rent Commencement Date as follows:

PERIOD                                                         $/YEAR                                                 $/MONTH

February 1, 2007 – January 31, 2008                                      $698,891.60                                                          $58,240.97

February 1, 2008 - January 31, 2009                                       $719,858.35                                                          $59,988.20

February 1, 2009 – January 31, 2010                                      $741,454.10                                                          $61,787.84

February 1, 2010 – January 31, 2011                                      $763,697.72                                                          $63,641.48

February 1, 2011 – January 31, 2012                                      $786,608.65                                                          $65,550.72

February 1, 2012 – January 31, 2013                                      $810,206.91                                                          $67,517.24

February 1, 2013 – January 31, 2014                                      $834,513.12                                                          $69,542.76

February 1, 2014 – January 31, 2015                                      $859,548.51                                                          $71,629.04

February 1, 2015 – January 31, 2016                                      $885,334.97                                                          $73,777.91

February 1, 2016 – January 31, 2017                                      $911,895.02                                                          $75,991.25

“Building” The building having a physical address of 1722 Boxelder, Louisville, Colorado 80027, consisting of 92,365 rentable square feet.

“Common Areas”  All areas and facilities outside the Premises and within the exterior boundary line of the Property, including interior utility raceways (to the extent that there is any other tenant in the Building), that are designated by Landlord from time to time for the general non-exclusive use of Landlord, Tenant and other tenants of the Property, including, without limitation, restrooms, lobby areas, entrances, corridors, stairwells, elevators, parking areas, loading areas, trash areas, road ways, walkways, driveways and landscaped areas.

“Expansion Space” All space within the building located west of the demising line depicted on the floor plan attached hereto as Exhibit A, consisting of a stipulated 19,941 rentable square feet.

“Guarantor” N/A.

“Landlord’s Broker” Keys Commercial Real Estate, LLC.

“Landlord Payment Address”

Hill Properties
Attention: Rob Hill
7825 Fay Avenue #340
La Jolla, CA  92037

“Lease Commencement Date” Mutual execution of this Lease by Landlord and Tenant.

“Lease Expiration Date” January 31, 2017, or as such date may be extended pursuant to Section 1.03 hereof.

 “Premises” All space within the Building which is located east of the demising line depicted on the floor plan attached hereto as Exhibit A, consisting of a stipulated 72,424 rentable square feet (“Rentable Area”).

“Property” Building, the land under and surrounding the Building, parking, driveway, landscaped areas, and all improvements located within the Building.

“Rent Commencement Date” Except as modified herein, the Rent Commencement date shall be the February 1, 2007.

“Security Deposit” Sixty Seven Thousand Five Hundred Seventeen and 24/100 ($67,517.24), deposited by Tenant with Landlord pursuant to Section 9.01 to secure Tenant’s obligations hereunder.

“Tenant’s Address”

SpaceDev, Inc.
13855 Stowe Drive
Poway, CA  92064

“Tenant’s Broker” The Colorado Group, Inc.

“Tenant Improvement Allowance” Tenant shall receive a Tenant Improvement Allowance in the amount equal to Seventeen and 50/100 Dollars ($17.50) per square foot of Rentable Area, as more fully described on Rider 5.01 attached hereto.

“Tenant’s Share” 78.42%.

ARTICLE I

PREMISES/COMMENCEMENT & EXPIRATION

Section 1.02. PREMISES.  In consideration of the rents, covenants and agreements of this Lease to be observed and performed by the Tenant, Landlord  leases to Tenant, and Tenant rents from Landlord the Premises and non-exclusive use of the Common Areas, together with any improvements, rights-of-way, easements and any other rights, if any, appurtenant thereto.  Except as otherwise set forth in Rider C attached hereto, the Premises do not include any portion of the roof of the Building other exterior surfaces of the Building.

Section 1.03. COMMENCEMENT AND EXPIRATION DATE OF TERM.  The term of this Lease (the “Lease Term”) shall commence on the Lease Commencement Date and expire on the Lease Expiration Date.  Tenant shall have the option to extend the Lease Term for two additional periods of five (5) years each, subject to and in accordance with the terms and provisions of Rider A attached hereto.

ARTICLE II

USE

Section 2.01. USE.  Unless otherwise approved in writing by Landlord (which approval may be withheld in Landlord’s sole discretion), the Premises shall be used and occupied by Tenant for general office and light manufacturing, research and development, which includes assembly of machined parts, electronic components assembly and testing, and functional verification testing in Thermal and Thermal Vacuum Chambers that are cooled with liquid nitrogen.

Section 2.02. SUITABILITY.  Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the Premises or the Building or with respect to the suitability of either for the conduct of Tenant’s business, nor has Landlord agreed to undertake any modification, alteration or improvement to the Premises except as expressly provided in this Lease.

Section 2.03. USES PROHIBITED.  Tenant shall not do or permit anything to be done in or about the Premises which will in any increase the existing rate of, or affect, any fire or other insurance upon the Building or cause a cancellation of any insurance policy covering the Building.

ARTICLE III

RENT

Section 3.01. BASE RENT.  Commencing on the Rent Commencement Date and on the first day of each calendar month thereafter during the Lease Term, Tenant agrees to pay to Landlord in advance and without any prior notice or demand therefor and without any deduction or set-off whatsoever, the monthly installment of Base Rent as set forth in Section 1.01, together with such increases as are provided for therein.  The first full month’s Base Rent and Tenant’s   Share of Operating Expenses, as estimated, for the month shall be paid to Landlord upon the execution of this Lease.

Section 3.02. ADDITIONAL RENT.  All sums other than Base Rent payable by Tenant under this Lease shall be payable, and referred to in this Lease, as “Additional Rent” and shall be payable on the next date that Base Rent is due pursuant to Section 3.01 unless other payment dates are set forth herein.  Landlord shall have the same rights and remedies with respect to the failure by Tenant to pay Additional Rent as Landlord has with respect to the failure by Tenant to pay Base Rent. Nothing herein contained shall be deemed to suspend or delay the payment of any amount of money or charge at the time the same becomes due and payable hereunder, or limit any other remedy of Landlord.

Section 3.03. OPERATING EXPENSES.  Commencing on the Rent Commencement Date and on the first day of each calendar month thereafter during the Lease Term, Tenant shall pay in advance, as Additional Rent for the Premises Tenant’s Share of Operating Expenses (as defined below), accruing after the Rent Commencement Date, in the amounts described in Section 3.04. Operating Expenses are estimated to range from $3.25-$3.50 per square foot during the first year of the Lease Term.

(a) Maintenance and Operating Costs.  The term “Operating Expenses” shall mean the aggregate of those costs and expenses paid or incurred by or on behalf of Landlord (whether directly or through independent contractors) relating to the ownership, maintenance and operation of the Property, which are  necessary, in the reasonable judgment of Landlord, to maintain and operate the Property.  Without limiting the generality of the foregoing, Operating Expenses shall include the items described in Rider 3.03 attached hereto and made a part hereof.  Notwithstanding the foregoing, Operating Expenses shall exclude capital costs other than those provided for in Rider 3.03 hereto, costs arising from Landlord’s gross negligence or willful misconduct, commissions and other costs related to leasing of the Building.

Adjustments for Area Changes and Variable Costs.  In the event of a change in the Rentable Area of the Premises resulting from Tenant’s exercise of either its Expansion Option or Right of First Opportunity to Lease, Tenant’s Share of Operating Expenses shall be recalculated to reflect Tenant’s full occupancy of the Building and that Tenant’s Share of Operating Expenses is 100%.  So long as Tenant leases less than 100% of the Building, Tenant’s Share of the Operating Expenses that vary with occupancy including, but not limited to, property management fees, utilities (gas, electric and water), garbage pick-up, HVAC maintenance, janitorial  and cleaning supplies, and that are attributable to any part of the Lease Term in which less than 95% of the rentable area of the Building is occupied by tenants shall be determined by (i) dividing the Rentable Area by the then total occupied rentable area in the Building (as reasonably determined by Landlord), and (ii) multiplying such result by the amount of such Operating Expense.  At any time that Tenant leases 100% of the Building, Tenant’s Share of Operating Expenses that vary with occupancy shall be 100%.  Tenant’s Share of Operating Expenses that do not vary with occupancy shall remain unaffected.

(b) Separate Metering.  In the event that Landlord leases the Expansion Space to any tenant other than Tenant, Landlord will install separate meters, or submeters at Landlord’s election, for gas and electricity provided to the Premises, the cost of which installation shall be paid by Landlord and shall not be charged against the Tenant Improvement Allowance.  In the event of any such separate metering or submetering,  the cost of the applicable utility shall not be included in Operating Expenses for purposes of calculating Tenant’s Share of Operating Expenses, and  Tenant shall pay to the utility provider (or to Landlord as Additional Rent if submetered) the actual cost of such utility service(s) to the Premises.

Section 3.04. ESTIMATES AND PAYMENTS.  Tenant agrees to pay monthly, as Additional Rent, one-twelfth (1/12) of Landlord’s estimate of Tenant’s Share of Operating Expenses for the then current calendar year.  Landlord will give Tenant written notice from time to time of such estimated amounts determined in good faith by Landlord based upon Landlord’s operating budget, and Tenant shall pay such amounts monthly to Landlord in the same manner and at the same time as Base Rent.  Landlord will use reasonable efforts to submit to Tenant by May 1 of each year a statement showing the Operating Expenses on a per rentable square foot basis for the preceding calendar year along with a reconciliation of estimated payments made by Tenant as compared to Tenant’s actual payments for such calendar year (each, an “Operating Statement”).  However, the failure or delay by Landlord to provide Tenant with an Operating Statement shall not constitute a waiver by Landlord of Tenant’s obligation to pay Operating Expenses or of Landlord’s right to send an Operating Statement, nor shall it constitute a waiver of its right to reconcile payments of Operating Expenses.  Within thirty (30) days after receipt of an Operating Statement, Tenant shall pay to Landlord any additional amounts owed to Landlord as shown on the Operating Statement.  Any monies owed Tenant by Landlord shall be applied by Landlord against the next accruing monthly installment(s) of Operating Expenses due from Tenant, or if the Lease Term has expired, shall be paid to Tenant.  Any payments due under this Article III shall be prorated for any partial calendar year occurring during the Lease Term.  Tenant’s obligation to pay any amounts due under this Article III and Landlord’s obligation to refund any overpayments made by Tenant under this Article III for the final year of the Lease Term shall survive the Lease Expiration Date or earlier termination of this Lease.  Unless Tenant shall take written exception to any item contained in an Operating Statement within thirty (30) days after delivery thereof, the Operating Statement shall be deemed final and accepted by Tenant.

Section 3.05. TENANT AUDIT.  If Tenant desires at its own expense to audit any statement of actual Operating Costs provided under Section 3.03 above and supporting records and data, Tenant shall cause such audit to commence within ninety (90) days following delivery of the respective statement to Tenant and to be completed within ninety (90) days thereafter.  If Tenant does not so audit, then such statement shall be deemed to be conclusively accepted by Tenant and Tenant shall have no right thereafter to question or examine the same.  If Tenant’s accountants determine that an error has been made, Landlord’s accountants and Tenant’s accountants shall endeavor to agree upon the matter, failing which such matter shall be submitted to an independent certified public accountant selected by Landlord, with Tenant’s reasonable approval, for a determination which will be conclusive and binding upon Landlord and Tenant.  All costs incurred by Tenant for Tenant’s accountants shall be paid for by Tenant unless Tenant’s accountants disclose an error, acknowledged by Landlord’s accountants (or found to have occurred through the above independent determination), of more than 5% in the computation of the total amount of Operating Costs, in which event Landlord shall pay the reasonable costs incurred by Tenant to obtain such audit upon Landlord’s receipt and approval of supporting documentation evidencing such costs associated with Tenant’s audit.  Notwithstanding the pendency of any dispute, Tenant shall continue to pay Landlord the amount of the estimated payment or adjustment determined by Landlord’s accountants until the adjustment has been determined to be incorrect.

ARTICLE IV

SERVICES PROVIDED BY LANDLORD

Section 4.01. SERVICES.  Subject to Tenant’s obligation to pay Tenant’s Share of Operating Expenses under the Lease, (i) Landlord shall keep the Building and the Common Areas in good condition and repair, (ii) Landlord shall be fully responsible for maintaining, repairing and/or replacing anything within the portion of the Building outside of the Premises but within the Common Areas, and (iii) Landlord agrees to furnish, subject to the terms of this Lease, Common Area elevator(s), water, gas, electricity that are not separately metered suitable for the intended use of the Premises.  In addition, Landlord agrees to furnish Building Common Area repair and maintenance (if any), Common Area landscaping, parking lot maintenance, and exterior Building maintenance and repair, excluding truck doors and docks specific to the Tenant.

Section 4.02. INTERRUPTION OF SERVICE.  Landlord shall not be liable for damages or in any other way in the event of loss, damage, failure, interruption, defect or change in the quantity or character or supply of electricity or any other utility service furnished to the Premises (“Service”), unless caused by the gross negligence or willful misconduct of Landlord, its agents, contractors or employees.  In no event shall Landlord be responsible for special or consequential damages for interruption of service.  Tenant agrees that such supply may be interrupted for inspection, repairs, or in case of emergency; nor shall the foregoing be construed as a constructive eviction of Tenant, or excuse Tenant from failing to perform any of its obligations hereunder.  Notwithstanding the foregoing, in the event any Service is unavailable to Tenant as a result of the act or omission of Landlord or its agents or the failure of a Building system for a period of ten (10) consecutive days (provided Tenant notifies Landlord of such unavailability), Base Rent and Additional Rent shall abate as to the portion of the Premises that is affected thereby, beginning with the date immediately following such period of ten (10) consecutive days and continuing until the Service(s) is restored.  Landlord shall attempt to provide Tenant with reasonable advance notice of any interruption, and shall use reasonable efforts to schedule any potentially disruptive, non-emergency repairs, or examination outside normal business hours.  Landlord shall only be required to maintain such services as are reasonably possible under the circumstances in the event all or any part of such systems, facilities and equipment are destroyed, damaged or impaired until completion of the necessary repair or replacement.  Landlord shall have no liability to Tenant, its employees, agents, invitees or licensees for damages or consequential damages or in any other way for losses due to any criminal act or for damages done by unauthorized persons on the Premises and the Property, and Landlord shall not be required to insure against any such losses.

Section 4.03. SECURITY MEASURES.  Tenant hereby acknowledges that although Landlord may from time to time elect to provide security protection for the Property or any part thereof, in which event the cost thereof shall be recoverable by Landlord as an Operating Expense under this Lease Landlord shall have no obligation to provide any such security measures for the benefit of the Tenant, the Premises, the Property, or the Building.  Tenant assumes all responsibility for the protection of Tenant, its agents, its employees and invitees and its and their property from acts of third parties.

Section 4.04. ENTRY BY LANDLORD.

(a) Landlord and Landlord’s agents and representatives shall have the right to enter the Premises at any time in case of an emergency, and subject to 24 hours notice for any purpose permitted pursuant to the terms of this Lease, including, but not limited to, examining the Premises, making repairs, auditing Tenant’s compliance with this Lease, showing the Premises to prospective purchasers, tenants or mortgagees and posting notices of non-responsibility.  Except in the event of emergency, (i) Landlord shall not be permitted to enter secured or test areas within the Premises identified as such by adequate signage, unless Landlord is accompanied by Tenant, its agents or employees or Landlord has received prior written permission from Tenant to enter such areas unaccompanied; (ii) Landlord agrees to provide Tenant with two (2) business’ days prior written notice of its intent to enter the Premises; (iii) Landlord will use reasonable efforts to minimize disruption to the Tenant and its business and agrees to pay for any actual damage to the Tenant’s property resulting from such entry; and (iv) all agents of Landlord entering the Premises agree to execute a reasonable confidentiality agreement as a condition to such entry.

(b) Landlord shall give Tenant keys for all of the doors for the Premises.  Tenant shall not change any existing locks or add any additional locks to any doors for or within the Premises, without the Landlord’s prior written consent and delivery to Landlord of a set of keys for all changed and additional locks.  In an emergency, Landlord shall have the right to use any and all means to open the doors to the Premises in order to obtain entry thereto, without liability to Tenant.  Any entry to the Premises by Landlord by any of the foregoing means, or otherwise, shall not be construed or deemed to be a forcible or unlawful entry into or a detainer of the Premises, or an eviction, partial eviction or constructive eviction of Tenant from the Premises or any portion thereof, and shall not relieve Tenant of its obligations under this Lease.

Section 4.05. LANDLORD’S RIGHT TO CURE.  All agreements and provisions to be performed by Tenant under any of the terms of this Lease shall be at Tenant’s sole cost and expense if so provided herein and without any abatement of Base Rent or Additional Rent.  If Tenant shall fail to perform any act or to pay any sum of money (other than Base Rent) required to be performed or paid by it hereunder, or shall fail to cure any default and such failure shall continue beyond any applicable notice and grace period set forth herein, then Landlord may, at its option, and without waiving or releasing Tenant from any of its obligations hereunder, make such payment or perform such act on behalf of Tenant.  All sums paid and all costs incurred by Landlord in taking such action shall be deemed Additional Rent and shall be paid to Landlord on demand.

Section 4.06. LANDLORD RESERVATIONS.  Landlord reserves and retains all rights to make use of the surface, subsurface and airspace above the surface of the Building and the Property and of the interior, exterior and roof of the Building, except as specifically granted to Tenant under this Lease and as set forth on Rider C attached hereto.  Subject to the terms of Section 21.01, Landlord shall have the right to grant any easements, licenses or other rights of use on, over, under and above, and within or upon the Building or the Property for such purposes as Landlord determines.

Section 4.07. TENANT’S OBLIGATIONS.

(a) Tenant shall keep the Premises in good condition and repair and shall be responsible for payment of the cost thereof to Landlord as Additional Rent for that portion of the cost of any maintenance and repair of the Premises, or any equipment, that serves only Tenant or the Premises, normal wear and tear excepted. Tenant shall be fully responsible for maintaining, repairing and/or replacing anything within the Premises.

(b)Tenant shall pay for, prior to delinquency, all telephone and all other materials and services, not expressly required to be paid by Landlord, which may be furnished to or used in, on or about the Premises during the term of this Lease. (c)Wherever heat-generating machines or equipment are used in the Premise, which affect the temperature otherwise maintained by the air conditioning system, Landlord reserves the right to install supplementary air conditioning units in the Premises and the cost thereof, including the cost of installation, operation and maintenance thereof, shall be paid by Tenant to Landlord.

ARTICLE V

CONDITION OF PREMISES AND POSSESSION

Section 5.01. “AS-IS” CONDITION.  Tenant hereby acknowledges that it has inspected the Building, its systems and components, the Property, and the Premises, and is satisfied with same.  Tenant hereby agrees to accept possession of the Premises in its “as-is”, “where is” condition, except for Landlord’s obligation to perform the Base Building Improvements pursuant to Paragraph 1.3 of the Tenant Improvement Work Agreement set forth in Rider 5.01 to this Lease.

Section 5.02. POSSESSION.

(a)           Tenant acknowledges that McData Corp. is currently a tenant at the Property and occupies the westerly one-half of the Building (“McData Space”) under a lease agreement, which expires March 7, 2009 (“McData Lease”). The McData Space overlaps a portion of the Premises which is the subject of this Lease with Tenant.  The McData Lease further provides for an early termination at McData’s option (“Early Termination Option”), which if exercised would require McData to vacate the Building by March 7, 2007 (“Early Termination Date”). Recent conversations with McData officials indicate that it intends to exercise its Early Termination Option; however, formal notice thereof has not yet been delivered to Landlord.  Accordingly, this Lease and Landlord’s obligation to provide possession of the Premises to Tenant hereunder are expressly contingent upon Landlord’s receipt of such notice of McData’s exercise of its Early Termination Option and further contingent upon McData relinquishing possession of their premises on or before the Early Termination Date. Landlord shall provide Tenant immediate notice at such time as it receives McData’s notice.

(b)           McData has advised Landlord that it intends to vacate the premises in three (3) phases and anticipates being completely out of the Building by January 1, 2007.

(c)           It is the objective of this Lease that Tenant receive possession of the Premises at the earliest opportunity in order to commence construction of Tenant Improvements. Accordingly, Tenant shall be entitled to possession of the Premises as follows: (i) upon execution of the Lease, the westerly one-half of Building which is not leased to McData and currently vacant; (ii) the balance of the Premises as soon as McData relinquishes possession of all or any portion thereof. Tenant shall pay no Base Rent or Additional Rent for possession of any portion of the Premises prior to the Rent Commencement Date.

(d)           If for any reason McData should delay in relinquishing possession of any portion of the Premises until after the Rent Commencement Date hereunder, Base Rent and Additional Rent for the Premises shall proportionately abate until such time as Tenant receives possession of the remainder of the Premises.

(e) Landlord agrees to use its best commercially reasonable efforts to deliver possession of the Premises to Tenant at the earliest opportunity. If despite such efforts, Landlord is unable to deliver possession, Landlord shall not be subject to any liability therefore.

ARTICLE VI

COMPLIANCE WITH LAWS AND RULES

Section 6.01. GOVERNMENTAL REGULATIONS.

(a) Tenant, at its sole expense, shall comply with all current and future laws, orders and regulations of federal, state, county and municipal authorities and with any directive of any public officer or officers pursuant to law (“Laws”) applicable to the Premises which shall impose any violation, order or duty upon Landlord or Tenant with respect to the Premises or the Building or the use or occupation of the Premises or the Building, including, without limitation, all applicable Laws, relating to public health and safety and protection of the environment.  Landlord represents that, to Landlord’s actual knowledge without independent investigation, there are no existing violations of applicable laws related to the Premises.

(b) Tenant will immediately notify Landlord and provide copies upon receipt of all written complaints, claims, citations, demands, inquiries, reports, or notices relating to the condition of the Premises or compliance with Laws.  Tenant will promptly cure and have dismissed with prejudice any such actions and proceeding to the satisfaction of Landlord.  Tenant will keep the Premises free of any lien imposed pursuant to any Laws.

ARTICLE VII

PARKING

During the Lease Term, Tenant shall have the nonexclusive use of Tenant’s Share of the parking area servicing the Property.  Other than the charges set forth in this Lease for maintenance and repair of the parking area, there shall be no specific or additional charge for use of the parking spaces during the Term of the Lease.  It is specifically understood and agreed that the parking areas located on the Property shall be for the nonexclusive use of all tenants in the Building, but shall be limited to the use of such tenants’ employees, visitors, guests or invitees only (hereinafter the parking areas located on the Property shall be referenced as the “Parking Facilities”).  Tenant and its agents, employees, contractors, visitors, guests, invitees or licensees shall not interfere with the rights of other tenants entitled to similar use of the Parking Facilities.

Landlord shall not be liable for any damage of any nature to, or any theft of, vehicles, or contents thereof, in or about the parking area.  Excessive use of the parking area by others shall not be a default or breach of this Lease by Landlord, and shall not suspend or terminate any of Tenant’s obligations under this Lease.

ARTICLE VIII

LETTER OF CREDIT

On or before July 10, 2007, Tenant shall provide Landlord with an irrevocable stand-by letter of credit in the amount of $ 522,792.46 (the “Letter of Credit”), in form and substance acceptable to Landlord and issued by a financial institution identified by Tenant and acceptable to Landlord in its reasonable discretion (“Letter of Credit Provider”).  Should Tenant exercise its Option or Right of First Opportunity, Tenant will then increase the amount of the Letter of Credit to $666,742.07.  Provided that no Event of Default has occurred and is continuing, the Letter of Credit will be released at such time as Tenant reaches and maintains for two consecutive years an S&P rating of “A” or higher.  Landlord provides no assurance to Tenant, however, that such release will occur.  The Letter of Credit shall remain effective from the date it is issued through and including the Lease Expiration Date, unless the Letter of Credit is released as provided for herein.  In no event shall the Letter of Credit be required for any Renewal term hereunder.

Upon any Event of Default, Landlord may draw upon the Letter of Credit in an amount equal to Landlord’s actual damages occurring as a result of such Event of Default.  If any portion of the Letter of Credit is so used, applied, or retained, Tenant will, within five (5) days after written demand from Landlord, provide to Landlord an additional irrevocable, stand-by letter of credit, which shall be in form and substance satisfactory to Landlord, issued by Letter of Credit Provider or such other financial institution identified by Tenant and acceptable to Landlord in its reasonable discretion, in an amount sufficient to restore the Letter of Credit to its original amount.  In no event shall Landlord be required to apply the Letter of Credit.  Tenant may not apply the Letter of Credit to the payment of Base Rent, Additional Rent or the performance of other obligations.  The Letter of Credit will not be deemed a limitation on Landlord's damages or a payment of liquidated damages or a payment of the Base Rent or Additional Rent due for the last month of the Lease Term. If Tenant fully, faithfully and timely performs the provisions of this Lease to be performed by it, the Letter of Credit will be returned to Tenant upon the release of the Letter of Credit, if any, or the expiration of the Lease Term, whichever is later.

Landlord may deliver and assign the Letter of Credit deposited under this Lease to any lender on the Property and/or any successor owner of the Property. Upon sale of the Property, Landlord shall have no further liability to Tenant or any other party with respect to the Letter of Credit.

ARTICLE IX

SECURITY DEPOSIT

Section 9.01. PURPOSE OF DEPOSIT.  At the time of execution of this Lease, Tenant shall deposit the Security Deposit with Landlord.   Said Security Deposit shall be held by Landlord as security for the payment by Tenant of all Base Rent and Additional Rent and for the performance by Tenant of all of the terms, covenants and conditions of this Lease.

Section 9.02. USE AND RETURN OF DEPOSIT.  If at any time during Lease Term, any Base Rent or Additional Rent shall be overdue and unpaid, then Landlord may, at Landlord’s option (but Landlord shall not be required to), appropriate and apply any portion of said Security Deposit to the payment of any such overdue Base Rent or Additional Rent.  In the event of the failure of Tenant to keep and perform any of the terms, covenants and conditions of this Lease, Landlord, at its option, may appropriate and apply said entire Security Deposit, or so much thereof as may be necessary, to compensate Landlord for loss or damage sustained or suffered by Landlord due to such breach on the part of Tenant.  Should the entire Security Deposit, or any portion thereof, be appropriated and applied by Landlord for the payment of overdue Base Rent or Additional Rent or other sums due and payable to Landlord by Tenant hereunder, then Tenant shall, upon the written demand of Landlord, forthwith remit to Landlord a sufficient amount in cash to restore said security to the original sum deposited.  Tenant’s failure to do so within five (5) business days after receipt of such demand shall constitute a breach of this Lease.  Should Tenant comply with all of said terms, covenants and conditions, and promptly pay all Base Rent, Additional Rent and other sums payable by Tenant under this Lease, then the Security Deposit shall be returned in full to Tenant at the end of the Lease Term, or upon the earlier termination of this Lease.

TRANSFER OF DEPOSIT.  Landlord shall deliver the funds deposited hereunder by Tenant to any assignee of Landlord’s interest in the Premises, and thereupon Landlord shall be discharged from any further liability with respect to such Security Deposit.

ARTICLE X

COMMON USE AREAS

Section 10.01. CONTROL OF COMMON AREAS AND FACILITIES BY LANDLORD.  All common areas and facilities associated with the Building and the Property shall at all times be subject to the exclusive control and management of Landlord, and Tenant’s use of the same shall be subject to the terms of this Lease.

ARTICLE XI

[INTENTIONALLY OMITTED]

ARTICLE XII

ALTERATIONS AND SIGNAGE

Section 12.01. ALTERATIONS.

(a) Construction.  Except as set forth in Rider 5.01 hereto, Tenant shall not, without Landlord’s prior written consent, make any alterations, improvements, or additions in, on or about the Premises or the Property, the costs of which exceed $10,000 (collectively “Alterations”).

(b) Permits and Approvals.  Tenant shall acquire and comply with all necessary permits and approvals from all applicable governmental agencies for work requiring governmental permits or approval.  Promptly upon the completion of all such work, Tenant shall furnish Landlord with a copy of each permit, with signatures indicating final governmental approval of the work, and Tenant shall furnish Landlord with a set of as-built plans, showing the work in place.  Tenant shall pay when due all claims for labor or materials furnished or alleged to have been furnished to or for Tenant at or for use in the Premises, which claims are or may be secured by any mechanic’s or materialmen’s lien against the Premises, the Building, or the Property, or any interest therein.  Tenant shall give Landlord not less than ten (10) days’ notice prior to the commencement of any work in the Premises that requires a governmental permit or approval.  Tenant shall post notices of Landlord’s non-responsibility for payment for Tenant’s Alterations in or on the Premises or the Building as provided by law, and Landlord shall have the right to post such notices if Tenant fails to do so.  Without limitation, Tenant shall comply with Section 13.05 with respect to all Alterations.

(c) Ownership of Alterations.  All Alterations by Tenant shall be made and done in a good and workmanlike manner and of good and sufficient quality and materials and shall be the property of Landlord and remain upon and be surrendered with the Premises at the expiration of the Lease Term, unless Landlord informs Tenant upon expiration of the Lease that removal is required, in which case Tenant shall promptly remove such Alterations at its cost.

Section 12.02. SIGNS.

(a) Landlord’s Consent.  Tenant may not install signs on the Property or the exterior of the Building without Landlord’s prior written consent, which shall not be unreasonably withheld.  The main entrance door sign, monument sign and any interior signs visible from the exterior of the Premises shall be subject to Landlord’s reasonable approval as to size, design, location and lighting. All signs must comply with all applicable laws and regulations controlling same, including CC & R’s affecting the Property and the Colorado Technology Park.  Tenant shall pay all costs of fabrication, installation and maintenance of any signs installed on the Building or the Property.

(b) Removal.  Prior to vacating the Premises, Tenant shall, at its sole cost and expense, remove all of its signage from the Building and the Property, and upon the removal or alteration of any of its sign(s); Tenant shall repair, paint, restore or replace the surface beneath such signs or placards damaged by such removal.  If Tenant fails to comply with its sign removal and restoration obligations, Landlord may, without liability, enter upon the Premises or the Building, and perform Tenant’s sign removal and restoration obligations, all at Tenant’s expense.

ARTICLE XIII

TENANT’S MAINTENANCE, REPAIR AND SURRENDER OF PREMISES

Section 13.01. TENANT’S MAINTENANCE.  Tenant shall be directly responsible for the  maintenance and repairs of all portions of the interior of the Premises, including without limitation: (a) bathrooms to which Tenant has exclusive use, (b) carpets and floors within the Premises, (c) electrical systems within and serving exclusively the Premises (including lighting fixtures and bulbs), (d) elevators within the Premises for which Tenant has exclusive use, (e) fire alarms and sprinklers located within and exclusively serving the Premises, (f) improvements to the interior of the Premises for which Tenant has exclusive use (including ceiling tiles in the Premises, equipment and fixtures of Tenant, interior and exterior doors and windows in the Premises, interior walls, window blinds and coverings in the Premises, and other improvements to the interior of the Premises made by Tenant), (g) truck doors and docks located within and exclusively serving the Premises, (h) utility lines located within and exclusively serving the Premises, and (i) plumbing and HVAC serving the Premises   To the extent Tenant is responsible for the maintenance and repair of such items, Tenant shall, at Tenant’s sole expense, procure and maintain contracts, with copies to Landlord, in customary form and substance for, and with contractors specializing and experienced in the maintenance of the following equipment and improvements: HVAC equipment, fire suppression systems, alarm systems, pest control services for the Premises, trash and waste disposal for the Premises, and janitorial service to the Premises.   Landlord reserves the right, upon notice to Tenant, to procure and maintain any or all of such service contracts, and Tenant shall reimburse Landlord for such cost.

Section 13.02.  WASTE/DAMAGE. Tenant shall not permit or commit waste of the Premises, the Property or the Building. Tenant shall repair or replace, at Tenant’s sole cost, to the extent not covered by insurance, any damage done to the Building, the Property or any part thereof caused by Tenant or Tenant’s agents, employees, contractors, invitees or visitors.

Section 13.03. SURRENDER OF THE PREMISES.  On the last day of the Lease Term or on any earlier termination, Tenant shall surrender the Premises to Landlord in the same condition as received on the Lease Commencement Date, clean and free of debris, excepting only ordinary wear and tear and loss.  Any damage or deterioration of the Premises shall not be deemed ordinary wear and tear if it could have been prevented by prudent maintenance practices by Tenant.  Unless Landlord requires removal of the same, Tenant shall leave all Tenant Improvements and Alterations on the Premises in good operating condition, subject to ordinary wear and tear.

Section 13.04. REIMBURSEMENT.  If Tenant refuses or neglects to repair and maintain the Premises as required hereunder and to the reasonable satisfaction of Landlord, after written demand, Landlord may make such repairs on behalf of Tenant.  Upon completion thereof, Tenant shall pay all of Landlord’s costs for making such repairs plus, as Additional Rent, such additional fees or charges as Landlord may reasonably impose for overhead or supervision in connection with the repairs.

Section 13.05. LIENS.

(a) Prohibition.  Tenant shall keep the Premises, the Building and the Property free from any liens arising out of any work performed, materials furnished, or obligations incurred by or on behalf of Tenant.  At Landlord’s option, Tenant shall provide, at Tenant’s sole cost, a payment and performance and/or completion bond in the estimated cost of Alterations to be constructed by Tenant, and otherwise in form and substance reasonably satisfactory to Landlord.  Should any mechanic’s or other lien be filed against the Premises or the Building by reason of Tenant’s or its agents’ or contractors’ acts or omissions or because of a claim against Tenant, Tenant shall cause it to be canceled and discharged of record by bond or otherwise within twenty (20) days after the filing thereof.  Should Tenant fail to discharge such lien within the twenty (20) day period, Landlord may do so by whatever means Landlord deems appropriate, in which event Tenant shall reimburse Landlord, on demand, as Additional Rent, for the amount of the lien or the amount of the bond, if greater, plus all administrative costs incurred by Landlord in connection therewith.  The remedies provided herein shall be in addition to all other remedies available to Landlord.

(b) Liability to Third Parties.  Nothing contained in this Lease shall be construed as constituting the consent or request of Landlord, express or implied, to or for the performance by any contractor, laborer, materialman or vendor of any labor or services or for the furnishing of any materials for any construction, alteration, addition, repair or demolition of or to the Premises or any part thereof.  Neither Tenant nor any subtenant shall have the power to do any act or make any contract that may create or be the foundation of any lien, mortgage or other encumbrance upon any interest of Landlord in the Premises, the Property or the Building.  Notice is hereby given that Landlord is not and shall not be liable for any labor, services or materials furnished or to be furnished to Tenant or to anyone holding the Premises or any part thereof, and that no mechanics’ or other liens for any such labor, services or materials shall attach to or affect the interest of Landlord in and to the Premises, the Property or the Building.

ARTICLE XIV

INSURANCE AND INDEMNITY

Section 14.01. INSURANCE.

(a) Tenant shall procure and maintain throughout the Lease Term and any extension hereof, at its sole cost and expense, the insurance identified on Rider 14.01 which is incorporated in and made a part hereof.  The minimum limits of insurance coverage required by Rider 14.01 shall not limit the liability of Tenant for its acts or omissions as provided in this Lease.  All insurance required hereunder shall be placed with companies which are rated A-:VII or better by Best’s Insurance Guide and licensed to do business in the state in which the Building is located.  All such policies shall be written as primary policies not contributing with and not supplemental to the coverage that Landlord may carry, with deductibles not to exceed one percent (1%) of the amount of coverage.  Tenant shall be responsible for the payment of any deductible in the event of an insured loss.  Tenant shall deliver certificates for all such policies prior to the Lease Commencement Date, or, in the case of renewals thereto, fifteen (15) days prior to the expiration of the prior insurance policy, together with evidence that such policies are fully paid for, and that no cancellation, material change or non-renewal thereof shall be effective except upon thirty (30) days’ prior written notice from the insurer to Landlord.  If Tenant shall fail at any time to procure or maintain the insurance required herein, or to provide proof of insurance as required, or if the insurer notifies Landlord that any coverage is to be canceled or non-renewed, such failure or event shall be an event of default hereunder, and Landlord may, at its option, procure such insurance on Tenant’s behalf and the cost thereof shall be payable upon demand, as Additional Rent.  Payment by Landlord of any insurance premium or the carrying by Landlord of any such insurance policy shall not be deemed to waive or release the default of Tenant with respect thereto.

(b) Landlord will procure and maintain throughout the Lease Term, “casualty insurance,” which includes, but is not limited to, fire and extended coverage insurance with respect to the Building, in an amount equal to the full replacement cost thereof, with coinsurance clauses of no less than 80%, and with coverage by endorsement or otherwise, for all risks, vandalism and malicious mischief, sprinkler leakage, and boilers, and such additional insurance of any type that Landlord deems appropriate in its sole discretion to carry on the Property.

Section 14.02. SUBROGATION.  Notwithstanding anything to the contrary contained herein, Tenant hereby waives all rights against Landlord and its agents, officers, directors and employees for recovery of damages to the extent these damages are covered by the commercial general liability or commercial umbrella liability insurance maintained pursuant to Rider 14.01 attached to this Lease.  Tenant also hereby waives all rights against Landlord and its agents, officers, directors, and employees for recovery of damages to the extent these damages are covered by the workers compensation and employers liability or commercial umbrella liability insurance obtained by Tenant pursuant to Rider 14.01 attached to this Lease.  Tenant shall obtain an endorsement to effect this waiver.  Landlord and Tenant hereby waive any recovery of damages against each other (including their employees, officers, directors, agents, or representatives) for loss or damage to the Building, Tenant Improvements and betterments, fixtures, equipment, and any other personal property to the extent covered by the commercial property insurance or boiler and machinery insurance required above.  If the commercial property insurance and boiler and machinery insurance purchased by Tenant as required above do not allow the insured to waive rights of recovery against others prior to loss, Tenant shall cause them to be endorsed with a waiver of subrogation as required above.

Section 14.03. INDEMNIFICATION AND WAIVER.

(a) Tenant’s Indemnification.  Tenant shall indemnify, defend and hold harmless Landlord and its members, officers, directors, employees, attorneys and agents  (collectively, the “Indemnitees”) from and against any and all claims, demands, causes of action, judgments, costs, expenses, attorneys fees, and all losses and damages arising from Tenant’s use of the Premises or from the conduct of its business or from any activity, work, or other acts or things done, permitted or suffered by Tenant in or about the Premises, the Property or the Building, and shall further indemnify, defend and hold harmless the Indemnitees from and against any and all claims arising from any breach or default in the performance of any obligation on Tenant’s part to be performed under the terms of this Lease, or arising from any act or omission of Tenant, or any officer, agent, employee, independent contractor, guest, or invitee thereof, and from all costs, attorney fees, disbursements, and liabilities incurred in the defense of any such claim or any action or proceeding which may be brought against, out of or in any way related to this Lease.  Upon notice from Landlord, Tenant shall defend any such claim, demand, cause of action or suit at Tenant’s expense by counsel reasonably satisfactory to Landlord.  The provisions of this Section 14.03 shall survive the expiration or earlier termination of this Lease.

(b) Waiver of Landlord Liability.  As a material part of the consideration to Landlord for this Lease, Tenant hereby assumes all risk of damage to property or injury to persons in, upon or about the Premises from any cause, and Tenant hereby waives all claims with respect thereto against Landlord and its affiliates and their respective officers, shareholders, partners, managers, members, employees, contractors and agents, except if directly caused by Landlord’s gross negligence or willful misconduct, and Tenant waives all claims against such parties for any and all losses, damages (including consequential or punitive damages) and other costs arising from any cause whatever (unless caused by Landlord’s gross negligence or willful misconduct), including, without limitation, any such injury or damage caused by or resulting from (i) fire, explosion, smoke, gas, electricity, water or rain which may leak from any Tenant controlled part of the Building or from the pipes, appliances or plumbing works therein or from the roof, street or subsurface or from any other places resulting from dampness or any other cause whatsoever, (ii) the acts or omissions of any other tenant or any officer, agent, employee, contractor or guest of any such tenant, (iii) interference with the electrical service, ventilation, utilities or other services to the Premises, (iv) any latent defect in the Premises, the Property or Building, (v) any act, omission, event or circumstance for which Tenant is required to insure, or (vi) any construction, Alterations or repair required or permitted to be performed by Tenant or Landlord under this Lease.  Tenant shall give immediate notice to Landlord in case of casualty or accidents in the Premises.

(c) Landlord’s Indemnification.  Landlord shall indemnify and hold Tenant harmless from and against any loss or claim incurred by or asserted against Tenant arising from Landlord’s gross negligence or willful misconduct with respect to the use or condition of the Building (other than losses or claims incurred due to actions by Tenant or a third party not acting on behalf of Landlord) or the Common Areas.

ARTICLE XV

OFFSET STATEMENT, ESTOPPEL, ATTORNMENT AND SUBORDINATION

Section 15.01. OFFSET STATEMENT, ESTOPPEL.  At any time and from time to time upon written request by Landlord, Tenant hereby agrees to deliver within ten (10) days after Landlord’s request, an offset statement or estoppel certificate in form reasonably acceptable to  Landlord or any existing or proposed, mortgagee, assignee or subsequent purchaser of the Property certifying, among other things, that:  (a) Tenant has accepted and taken possession of the Premises; (b) Lease is in full force and effect, and (c) there are no defenses or offsets to the obligations of Tenant hereunder and that there are no defaults by Tenant or Landlord hereunder;, and (d) such other information as may be reasonably required by Landlord or the intended recipient of the certification.

Section 15.02. ATTORNMENT.  In the event any proceedings are brought for the foreclosure of, or in the event of exercise of the power of sale under any mortgage or trust deed made by Landlord covering the Premises, or in the event of any termination of any underlying lease, Tenant shall attorn to the purchaser upon any such foreclosure or sale and recognize such purchaser or lessor under any underlying lease as Landlord under this Lease, without change in the terms or other provisions of such Lease; provided, however, that the successor in interest, may, at its option, accept or reject such attornment, and shall not be bound by (a) any payment of Base Rent or Additional Rent for more than one month in advance, except prepayments in the nature of security for the performance by the Tenant of its obligations under the Lease, (b) any security deposited with any landlord under the Lease except to the extent said successor actually receives such deposit, (c) any act or omission, or default by any previous landlord under the Lease, (d) any other existing or past offsets or defenses that the Tenant may have under the Lease, and (e) any amendment or modification of the Lease made without the consent of the Assignee or such successor in interest.

Section 15.03. SUBORDINATION AND NON-DISTURBANCE.  This Lease, and all rights and interests of Tenant hereunder, at Landlord’s option, shall be subordinate to any mortgage, deed of trust, or any other hypothecation or security now or hereafter placed upon the Building, or any interest of Landlord therein (collectively “Mortgage”), and to any and all advances made on the security thereof and to all renewals, modifications, consolidations, replacements and extensions thereof.  Notwithstanding such subordination, Tenant’s right to quiet possession of the Premises shall not be disturbed if Tenant is not in default under the Lease.   If any mortgagee, trustee  shall elect to have this Lease be senior to the lien of its Mortgage, and shall give written notice thereof to Tenant, this Lease shall be deemed senior to such Mortgage, whether this Lease is dated prior or subsequent to the date of said Mortgage or the date of recording thereof.  Tenant agrees to execute any documents required to effectuate an attornment, a subordination, or to make this Lease prior to the lien of any Mortgage, on the condition that such mortgagee executes a non-disturbance agreement in favor of Tenant which provides that so long as Tenant is not in default of this Lease, Tenant’s right to possession of the Premises and Tenant’s rights under the Lease shall not be affected or disturbed by the mortgagee in the exercise of any of its rights or remedies against Landlord, nor shall Tenant be named as a party defendant to any foreclosure of the lien or mortgage.  Tenant’s failure to execute such documents within ten (10) days after written demand shall constitute a material default by Tenant hereunder.

ARTICLE XVI

ASSIGNMENT AND SUBLETTING

Section 16.01.   ASSIGNMENT AND SUBLETTING.

(a) Landlord’s Consent Required. Tenant shall not voluntarily or by operation of law assign, transfer, sublet, mortgage, collaterally assign, or otherwise transfer or encumber (referred to as “Assignment of Interest”) all or any part of Tenant’s interest in the Lease or in the Premises, without Landlord’s prior written consent, which consent shall not be unreasonably withheld.  Landlord shall respond to Tenant’s request for consent hereunder within fifteen (15) days of delivery of a request for Landlord’s approval, accompanied by all reasonable materials requested for Landlord’s review.   Any attempted Assignment of Interest without Landlord’s consent shall be void, and shall constitute a material default and breach of this Lease without a requirement for notice to Tenant under any provision of this Lease.  Notwithstanding the foregoing, Tenant may assign all or part of this Lease, or sublet all or part of the Premises, to: (i) any corporation that has the power to direct Tenant’s management and operation, or any corporation whose management and operation is controlled by Tenant; (ii) any corporation a majority of whose voting stock is owned by Tenant; (iii) any corporation in which or with which Tenant, its corporate successors, or assigns, is merged or consolidated, in accordance with applicable statutory provisions for merger or consolidation of corporations, so long as the liabilities of the corporations participating in the merger or consolidation are assumed by the corporation surviving or created by such merger and the successor has a net worth no less than Tenant’s net worth immediately prior to such merger, consolidation, acquisition, or assumption; or (iv) any corporate successor to a successor corporation becoming such by either of the methods described in clause (iii) or (iv), so long as on the completion of such merger, consolidation, acquisition, or assumption, the successor has a net worth no less than Tenant’s net worth immediately prior to such merger, consolidation, acquisition, or assumption.

(b) No assignment or subletting shall release Tenant of Tenant’s obligations hereunder or alter the primary liability of Tenant to pay all Base Rent and Additional Rent due under this Lease and to perform all obligations to be performed by Tenant under this Lease.

(c) Intentionally Omitted.

(d) Upon any default under this Lease, Landlord may proceed directly against Tenant or anyone else responsible for the performance of this Lease, including the subtenant, without first exhausting Landlord’s remedies against any other person or entity responsible therefore to Landlord, or any security held by Landlord or Tenant.  Landlord’s written consent to any assignment or subletting of the Premises by Tenant shall not constitute an acknowledgment that no default then exists under this Lease of the obligations to be performed by Tenant, nor shall such consent be deemed a waiver of any then existing default, except as may be otherwise stated in writing by Landlord at the time. No assignment of this Lease shall be effective unless and until Tenant shall deliver to Landlord an agreement in form and substance satisfactory to Landlord pursuant to which such assignee assumes and agrees to be bound by all of the terms, covenants, conditions, provisions and agreements of this Lease.  No sublease entered into by Tenant shall be effective unless it contains an agreement of the subtenant to be bound by all of the terms, covenants, conditions, provisions and agreements of this Lease applicable to the subleased portion of the Premises.  Tenant shall use only such form of sublease as has been reasonably approved by Landlord. As a condition of Landlord’s obligation to review any Tenant request for assignment or subletting of the Premises, Tenant agrees to reimburse Landlord for its actual and reasonable out of pocket legal expenses incurred in connection therewith.

ARTICLE XVII

DESTRUCTION OF PREMISES

Section 17.01.   TOTAL OR PARTIAL DESTRUCTION.  If the Premises should be damaged by fire, the elements, unavoidable accident or other casualty, but are not thereby rendered untenantable in whole or in part, Landlord shall cause such damage to be repaired within 180 days from the date of the damage or casualty, and the rental shall not be abated.  If by reason of such occurrence, the Premises shall be rendered untenantable only in part, Landlord shall cause the damage to be repaired within 180 days from the date of the damage or casualty, or if the damage cannot be repaired within said 180 days, Landlord shall commence to repair the damage within such 180-day period and diligently pursue the repairs to completion, and the rental meanwhile shall be fairly and proportionately abated as to the portion of the Premises rendered untenantable thereby.  If the Premises shall be rendered wholly untenantable by reason of such occurrence, Landlord may elect to either diligently pursue repairs of such damage, and until the Premises have been restored and rendered tenantable, the rental shall abate, or alternatively Landlord may terminate this Lease and the tenancy hereby created by giving to Tenant written notice within thirty (30) days from the date of such damage or casualty.  Landlord’s obligation to repair under this Section 17.01 (i) is expressly limited to the extent of any insurance proceeds paid to and received by Landlord, and (ii) shall at all times be subject to obtaining all necessary approvals from all applicable governmental entities, and the holder of any Mortgage, and is further subject to the willingness of such holder to make the proceeds of casualty insurance policies available to Landlord for such repairs or restoration.  Landlord shall not be liable for any delay that is beyond the reasonable control of Landlord in the completion of the repair and restoration of the Premises.   Landlord shall use said proceeds to restore the Premises to the condition it was in following completion by Tenant of its leasehold improvements, and in such event.

Section 17.02.   WAIVER.  Landlord and Tenant waive the provisions of any statute that relates to termination of leases when leased property is destroyed and agree that such event shall be governed by the terms of this Lease.

Section 17.03.   NOTICE OF DAMAGE.  Tenant shall give immediate written notice to Landlord of any damage caused to the Premises by fire or other casualty.

ARTICLE XVIII

EMINENT DOMAIN

Section 18.01.   TOTAL CONDEMNATION OF PREMISES.  If the whole of the Premises shall be acquired or condemned by eminent domain for any public or quasi-public use or purpose, then the Term of this Lease shall cease and terminate as of the date of title vesting in such proceeding and all rentals shall be paid up or adjusted, as the case may be, to that date.  Tenant shall have no claim against Landlord for the value of any unexpired term of this Lease.

Section 18.02.   PARTIAL CONDEMNATION.  If any part of the Premises shall be acquired or condemned as aforesaid, and in the event that such partial taking or condemnation shall render the Premises unsuitable for the business of Tenant, then the Term of this Lease shall cease and terminate as of the date of title vesting in such proceeding. Tenant shall have no claim against Landlord for the value of any unexpired term of this Lease and rent shall be adjusted to the date of such termination.  In the event of a partial taking or condemnation which is not extensive enough to render the Premises unsuitable for the business of Tenant, this Lease shall continue in full force and effect and rent shall be equitably adjusted.

Section 18.03.   LANDLORD’S DAMAGES. In the event of any condemnation or taking as aforesaid, whether whole or partial, Tenant shall not be entitled to any part of the Landlord’s award paid for such condemnation and Landlord is to receive the full amount of such Landlord’s award, Tenant hereby expressly waiving any right or claim to any part thereof.

Section 18.04.   TENANT’S DAMAGES.  Although all Landlord’s damages in the event of any condemnation are to belong to Landlord whether such damages are awarded as compensation for diminution in value of the leasehold or to the fee of the Premises, Tenant shall have the right to claim and recover from the condemning authority, but not from Landlord, such compensation as may be separately awarded or recoverable by Tenant in Tenant’s own right on account of any and all damage to Tenant’s business by reason of the condemnation and for or on account of any cost or loss to which Tenant might be exposed in removing Tenant’s furniture, fixtures, leasehold improvements and equipment.  In the event of any condemnation or taking as aforesaid, whether whole or in part, Tenant shall not be entitled to any part of the Landlord’s award paid for such condemnation.  However, if Tenant’s award is granted in a lump sum with Landlord’s award, Landlord shall pay to Tenant therefrom such amount as is due to Tenant.

ARTICLE XIX

EVENTS OF DEFAULT

Section 19.01.   EVENTS OF DEFAULT

(a) Definition.  In addition to any other event specified in this Lease as an event of default, the occurrence of any one or more of the following events during the Lease Term (each, individually, an “Event of Default” and collectively, “Events of Default”) shall constitute a breach of this Lease by Tenant and Landlord may exercise the rights set forth in this Lease or as otherwise provided at law or in equity:

(i) Tenant shall fail to pay any Base Rent or any Additional Rent (or cure any other default which is curable by the payment of money) within five (5) days after written notice from Landlord; provided, that if an Event of Default relating to late payment of regular monthly installments of Base Rent or Additional Rent, or both, due under this Lease occurs more than two times within any calendar year, then, notwithstanding that each such Event of Default shall have been cured, any further default relating to late payment of any such monthly payments due under this Lease during such calendar year shall be deemed an Event of Default for which no notice or cure period shall apply.

(ii) Tenant shall default in the performance of or compliance with any of the other covenants, agreements, terms or conditions of this Lease to be performed by Tenant (other than any default curable by the payment of money), and, unless expressly provided elsewhere in this Lease that no notice and/or opportunity to cure such default is to be afforded Tenant, such default shall continue for a period of thirty (30) days after written notice thereof from Landlord to Tenant, or, in the case of a default which cannot with due diligence be cured within thirty (30) days, Tenant fails to commence such cure promptly within such thirty (30) day period and thereafter diligently prosecute such cure to completion within ninety (90) days.  Notwithstanding the above, Tenant must immediately remedy any default that imminently threatens an injury or harm to any person or property.

(iii) Tenant shall become insolvent within the meaning of the United States Bankruptcy Code, as amended from time to time (the “Code”); shall have ceased to pay its debts in the ordinary course of business; shall be unable to pay its debts as they become due; shall make a general assignment for the benefit of creditors; shall file, take any action to file, or notify Landlord that Tenant intends to file, a petition, case or proceeding under any section or chapter of the Code, or under any similar law or statute of the United States or any state thereof relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of debts; shall be adjudicated as a bankrupt or insolvent; shall seek to or consent to or acquiesce in the appointment of any receiver, trustee, liquidator or other custodian of Tenant or any material part of its properties, whether or not it relates to their interests in this Lease; or Tenant shall notify Landlord that it anticipates the occurrence of any of the foregoing conditions; or take any other action for the purpose of effecting any of the foregoing clauses.

(iv) The Premises are effectively abandoned by Tenant, as evidenced by Tenant’s failure to occupy and use the Premises for a period of thirty (30) days.

(v) Any execution or attachment is issued against Tenant or any of its property whereupon the Premises shall be taken or occupied or attached, or attempted to be taken or occupied or attached by someone other than Tenant, which execution or attachment is not vacated within thirty (30) days thereafter.

(vi) Intentionally Omitted.

(vii) Tenant does or permits to be done anything which creates a lien upon the Premises or the Building and such lien is not discharged by Tenant within fifteen (15) days after the filing thereof.

(viii) This Lease shall be transferred to or shall pass to or devolve upon any other person or party except in the manner set forth in Section 16.01.

Section 19.02.   LANDLORD’S REMEDIES UPON DEFAULT.

(a) Termination or Possession.  Upon the occurrence of any Event of Default, Landlord shall have the option to pursue any one or more of the following remedies without notice or demand whatsoever, in addition to, or in lieu of, any and all remedies available to Landlord under the laws of the State of Colorado:

(i) Landlord may give Tenant written notice of its election to terminate this Lease, effective on the date specified therein, whereupon Tenant’s right to possession of the Premises shall cease and this Lease, except as to Tenant’s liability determined in accordance with this Lease, shall be terminated.

(ii) Landlord and its agents may immediately re-enter and take possession of the Premises, or any part thereof, either by summary proceedings, or by any other applicable action or proceeding, or by force or otherwise (without being liable for indictment, prosecution or damages therefore) and may repossess the Premises as Landlord’s former estate and expel Tenant and those claiming through or under Tenant, and remove the effects of both or either, without being deemed guilty in any manner of trespass, and without prejudice to any remedies for arrears of rent or Tenant’s breach of covenants or conditions.

(iii) Should Landlord elect to re-enter as provided herein above or should Landlord take possession pursuant to legal proceedings or pursuant to any notice provided by law, Landlord may, from time to time, without terminating this Lease, relet the Premises or any part thereof in Landlord’s or Tenant’s name, but for the account of Tenant, for such term or terms (which may be more or less than the period which would otherwise have constituted the balance of the Lease Term) and on such terms and conditions (which may include concessions of free rent and alteration, repair and improvement of the Premises) as Landlord, in its sole discretion, may determine, and Landlord may collect and receive the rents therefore without relieving Tenant of any liability under this Lease or otherwise affecting any such liability, except that all amounts actually collected shall be offset against damages otherwise payable by Tenant.  Landlord shall use reasonable efforts to the extent required by law to relet the Premises, but shall in no event be liable for failure to relet the Premises or any part thereof, or, in the event of any such reletting, for refusal or failure to collect any rent due upon such reletting, and no such refusal or failure shall operate to relieve Tenant of any liability under this Lease or otherwise to affect any such liability.  No such re-entry or taking possession of the Premises by Landlord shall be construed as an election on Landlord’s part to terminate this Lease unless a written notice of such intention is given to Tenant.  No notice from Landlord hereunder or under a forcible entry and detainer statute or similar law shall constitute an election by Landlord to terminate this Lease unless such notice specifically so states.  Landlord reserves the right following any such re-entry and/or reletting to exercise its right to terminate this Lease by giving Tenant written notice thereof, in which event this Lease will terminate as specified in said notice.

(iv) Landlord may give Tenant written notice of its election to terminate any unexercised Expansion Option or Right of First Opportunity to Lease, right of first refusal, right of renewal and/or any other similar right granted to Tenant under the terms of this Lease.

(b) Waiver of Notice and Right to Re-Enter.  Subject to the provisions of Colorado law, Tenant hereby waives the service of any notice of intention to re-enter or to institute legal proceedings to that end which may otherwise be required to be given under any present or future law.  Tenant, on its own behalf and on behalf of all persons claiming through or under Tenant, including all creditors, does further hereby waive any and all rights which Tenant and all such persons might otherwise have under any present or future law to redeem the Premises, or to re-enter or repossess the Premises, or to restore the operation of this Lease, after (i) Tenant shall have been dispossessed by a judgment or by warrant of any court or judge, or (ii) any re-entry by Landlord, or (iii) any expiration or termination of this Lease and the Lease Term, whether such dispossession, re-entry, expiration or termination shall be by operation of law or pursuant to the provisions of this Lease.  The words “re-enter”, “re-entry” and “re-entered” as used in this Lease shall not be deemed to be restricted to their technical legal meanings.  In the event of a breach or threatened breach by Tenant, or any persons claiming through or under Tenant, of any term, covenant or condition of this Lease on Tenant’s part to be observed or performed, Landlord shall have the right to enjoin such breach and the right to invoke any other remedy allowed by law or in equity as if re-entry, summary proceedings and other special remedies were not provided in this Lease for such breach.  The right to invoke the remedies hereinbefore set forth are cumulative and shall not preclude Landlord from invoking any other remedy allowed at law or in equity.

(c) Damages.

(i) In the event this Lease is terminated in accordance with the provisions of Section 19.02(a)(i), Tenant shall remain liable to Landlord for damages in an amount equal to the Base Rent and any Additional Rent and any other sums due hereunder as of the date of termination of this Lease plus the Base Rent and any Additional Rent which would have been owing by Tenant hereunder for the balance of the Lease Term (collectively, the “Aggregate Gross Rent”) had this Lease not been terminated, less the net proceeds, if any, received as a result of any reletting of the Premises by Landlord subsequent to such termination, after deducting all of Landlord’s expenses including, without limitation, all repossession costs, brokerage commissions, legal expenses, reasonable attorney fees, expenses of employees, alteration and repair costs and expenses of preparation for such reletting (collectively, the “Reletting Costs”).  Landlord shall be entitled to collect Base Rent, any Additional Rent and all other damages from Tenant monthly on the days on which Base Rent and any Additional Rent would have been payable hereunder if this Lease had not been terminated.  Alternatively, at the option of Landlord, in the event this Lease is so terminated, Landlord shall be entitled to recover forthwith against Tenant, as liquidated damages and not as a penalty, the then value of the Aggregate Gross Rent and Reletting Costs less the aggregate rental value of the Premises for what otherwise would have been the unexpired balance of the Lease Term.  In the event Landlord shall relet the Premises for the period which otherwise would have constituted the unexpired portion of the Lease Term (or any part thereof), the amount of Base Rent and Additional Rent and other sums payable by the tenant thereunder shall be deemed prima facie to be the rental value for the Premises (or the portion thereof so relet) for the term of such reletting.  Tenant shall in no event be entitled to any rents collected or payable in respect of any reletting, whether or not such rents shall exceed the Base Rent and any Additional Rent reserved in this Lease.  Tenant shall bear the burden of proof in any proceeding to determine the “rental value” for purposes of the above calculation.

(ii) If Landlord does not elect to terminate this Lease, but takes possession, Tenant shall pay to Landlord the Base Rent and any Additional Rent which would be payable hereunder if such repossession had not occurred, less the net proceeds received by Landlord, if any, of any reletting of the Premises by Landlord after deducting the Reletting Costs to the extent not paid to Landlord pursuant to the following sentence.  Tenant shall pay Base Rent and Additional Rent due Landlord, monthly, on the days on which rent would have been payable hereunder if possession had not been retaken.

(d) Cumulative Remedies.  Suit or suits for the recovery of the rent and other amounts and damages may be brought by Landlord, from time to time, at Landlord’s election, and nothing in this Lease shall be deemed to require Landlord to await the date when this Lease would have expired had there been no default by Tenant, or no termination, as the case may be.  Each right and remedy provided for in this Lease shall be cumulative and shall be in addition to every other right or remedy provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise, including, but not limited to, suits for injunctive relief and specific performance.  The exercise or beginning of the exercise by Landlord of any one or more of the rights or remedies provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise shall not preclude the simultaneous or later exercise by Landlord of any or all other rights or remedies provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise.  All such rights and remedies shall be considered cumulative and nonexclusive.  All costs incurred by Landlord in connection with collecting any rent or other amounts and damages owing by Tenant pursuant to the provisions of this Lease, or to enforce any provision of this Lease, including reasonable attorney fees from the date such matter is turned over to an attorney, whether or not one or more actions are commenced by Landlord, shall also be paid by Tenant to Landlord.

(e) Miscellaneous.

(i) This Lease shall continue in effect for so long as Landlord does not terminate it, and Landlord may enforce all its rights and remedies under this Lease, including the right to recover the Base Rent and any Additional Rent, as the same become due under this Lease.  Acts of maintenance or preservation or efforts to relet the Premises or the appointment of a receiver upon the initiative of Landlord to protect Landlord’s interest under this Lease shall not constitute a termination of Tenant’s rights to possession unless Landlord shall have specifically elected to terminate this Lease.

(ii) No payments of money by Tenant to Landlord after the expiration or other termination of this Lease after the giving of any notice by Landlord to Tenant shall reinstate or extend the Lease Term, or make ineffective any notice given to Tenant prior to the payment of such money.  After the service of notice or the commencement of a suit, or after final judgment granting Landlord possession of the Premises, Landlord may receive and collect any sums due under this Lease, and the payment thereof shall not make ineffective any notice, or in any manner affect any pending suit or any judgment theretofore obtained.

(iii) If Tenant is in default under the terms hereof, Landlord shall have the right to remove all the Tenant’s property from the Premises and dispose of said property in such a manner as determined best by Landlord, at the sole cost and expense of Tenant and without liability of Landlord for the actions so taken, subject to the rights of any mortgagee of Landlord.

Section 19.03.   BANKRUPTCY.

(a) In the event that Tenant or any guarantor of this Lease shall become or be adjudicated bankrupt or insolvent, or if Tenant or any guarantor of Tenant shall file or acquiesce in a petition in any court in any bankruptcy, reorganization, composition, extension, arrangement or insolvency proceedings, or if Tenant or any guarantor of Tenant shall make an assignment or other conveyance in trust for the benefit of its creditors, or if any execution or attachment shall be issued against Tenant or Tenant’s property whereupon the Premises shall be taken or occupied or attempted to be taken or occupied by someone other than Tenant and such execution or attachment shall not be dismissed, vacated, discharged or bonded within sixty (60) days after issuance of same, or if a receiver or Trustee shall be appointed for Tenant and such receivership be not discharged within twenty (20) days from the date of such appointment, then upon the happening of any of said events, the term hereby demised shall, at the option of the Landlord, cease and determine, it being expressly agreed that the covenant hereinafter contained against the assignment of this Lease shall cover the case of the assignment of this Lease by operation of law as well as the assignment of this Lease by a voluntary act of Tenant.

(b) If this Lease shall be so canceled and terminated, neither Tenant nor any person claiming through or under Tenant by virtue of any statute or order of any court shall be entitled to remain in possession of the Premises but shall forthwith quit and surrender the Premises.  In no event, without the written approval of Landlord, which approval may be granted or withheld at its sole discretion, shall this Lease be or be considered an asset of Tenant’s estate in bankruptcy or insolvency, or any receiver or trustee (hereafter referred to as a “Trustee”) with respect thereto.

(c) To the extent that Landlord’s right to cancel this Lease in accordance with the provisions of Article XIX of this Lease is invalid or unenforceable under the Bankruptcy Reform Act of 1978 (the “Act”), as the same may be amended from time to time, or any other statute or rule of law, then the following provisions shall apply, to the extent valid and enforceable:

(d) If there has been a default by Tenant under any provision of this Lease (other than this Section 19.03), the Trustee may not assume this Lease, unless, at the time of assumption of this Lease, the Trustee:

(i) cures, or provides adequate assurance (to Landlord’s reasonable satisfaction) that the Trustee will promptly cure such default; and

(ii) provides adequate assurance (to Landlord’s reasonable satisfaction) of future performance under the Lease, which shall include, without limitation, adequate assurance:

(iii) of the source of rent and other consideration due under such Lease;

(iv) that assumption or assignment of such Lease will not breach substantially any provision, such as a radius, location, use or exclusivity provision, in any other lease, financing agreement or master agreement relating to the Building; and

(v) that assumption or assignment of this Lease will not disrupt substantially any tenant mix or balance in the Building.

(e) If there has been a default by Tenant, the Trustee may not require the Landlord to provide services or supplies incidental to this Lease before assumption of this Lease unless the Landlord is compensated under the terms of this Lease for any unpaid services, supplies, Rent, Additional Rent, and any other amounts due under this Lease but unpaid by Tenant before assumption of this Lease.

(f) If this Lease is terminated under the provisions of this Section 19.03, or by reason of rejection by the Trustee, Landlord shall be entitled to the recovery of damages, and such other remedies, as are provided for in this Article XIX.  The foregoing sentence shall not, however, limit or prejudice the right of Landlord to petition for and obtain as liquidated damages in any bankruptcy, insolvency, receivership, reorganization or arrangement proceeding an amount equal to the maximum allowed by the Act or any other statute or rule of law governing such proceedings and in effect at the time when such damages are to be proved, whether or not such amount be greater, equal to or less than the amount of the damages referred to in the preceding sentence.

Section 19.04.   LANDLORD DEFAULT.  If Tenant believes that Landlord is in default of any of Landlord’s obligations hereunder, Tenant shall give Landlord written notice of default.  If Landlord does not cure such default within thirty (30) days after notice, or, if the default cannot reasonably be cured within a thirty (30) day period, if Landlord has not begun to take curative action or is not diligently pursuing completion of such curative action, then Tenant may, as its sole remedy for such default, bring an action for specific performance, damages, or both.  Tenant’s default notice shall be sent to mortgagees as specified later in this Lease.  Under no circumstances shall Tenant be entitled to terminate this Lease, offset Base Rent or Additional Rent, or use self-help in the event of a default or alleged default by Landlord under this Lease.

Section 19.05.   LEGAL EXPENSES.  In the event that either party hereto shall bring legal action against the other party, then the prevailing party shall be entitled to reimbursement from the other party of actual attorneys’ fees and costs, including expert witnesses and all other expenses.

Section 19.06.   WAIVER OF JURY TRIAL.  THE PARTIES HERETO SHALL AND THEY HEREBY DO WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER ON ANY MATTERS WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, TENANT’S USE OR OCCUPANCY OF THE PREMISES, AND/OR ANY CLAIM OR INJURY OR DAMAGE.

Section 19.07.   LATE PAYMENT FEES AND INTEREST CHARGE.  In the event that any installment or payment of Base Rent is not received by the fifth (5th) day of the applicable month of the Lease Term, or Additional Rent or any other sum required hereunder to be paid by Tenant to Landlord is not received by Landlord on or before the fifth (5th) calendar day after written notice that the same is due and payable, then for each and every such late payment, in addition to the payment then in arrears, Tenant shall immediately pay to Landlord, as Additional Rent, a late payment fee equal to five percent (5%) of the unpaid principal sum due plus simple interest accruing on the unpaid principal sum at the rate of eighteen percent per annum (18%) beginning on the date such money becomes due and payable until such money is paid in full.  The provisions in this Lease providing for the payment of a late payment fee shall not be construed to extend the date for payment of any sums required to be paid by Tenant hereunder or to relieve Tenant of its obligation to pay all such sums at the time or times herein stipulated.  Notwithstanding the imposition of such late payment fees pursuant to this Section 19.07, Tenant shall be in default under this Lease if any or all payments required to be made by Tenant are not made at the time herein stipulated, and neither the demand for, nor collection by, Landlord of such delinquent principal sums and late payment fees shall be construed as a cure of such default on the part of Tenant.

ARTICLE XX

HOLDING OVER, SUCCESSORS

Section 20.01.   HOLDING OVER.  Any holding over after the expiration of the Lease Term hereof shall be construed to be a tenancy from month to month and the minimum monthly rent payable during such holdover period shall be an amount equal to 125% of the Base Rent and Additional Rent payable during the last twelve month period of the Lease Term (pro-rated on a monthly basis) and shall otherwise be on the terms and conditions herein specified, so far as applicable.

Section 20.02.   SUCCESSORS.  All rights and liabilities herein given to, or imposed upon, the respective parties hereto shall extend to and bind the several respective heirs, executors, administrators, successors, and assigns of the said parties, and if there shall be more than one party hereto as Tenant, they shall all be bound jointly and severally by the terms, covenants and agreements herein.  No rights, however, shall inure to the benefit of any assignee of Tenant unless the assignment to such assignee has been approved by Landlord in writing as provided in Section 16.01 hereof.

ARTICLE XXI

QUIET ENJOYMENT

Section 21.01.   NO HINDRANCE.  Landlord warrants that it has full right and power to execute and perform this Lease and to grant the estate demised herein and that Tenant, on payment of the rent and performing the covenants herein contained, shall peaceably and quietly have, hold and enjoy the demised Premises for the uses and purposes herein set forth during the full Lease Term.  Landlord is hereby vested with full power and authority to subordinate Tenant’s interest hereunder to any mortgage, deed of trust, or other lien hereafter placed on the Premises, and Tenant agrees upon demand to execute such further instruments subordinating this Lease as Landlord may request, provided such further subordination shall be upon the express condition that this Lease shall be recognized by the mortgagee and that the rights of Tenant shall remain in full force and effect during the Lease Term so long as Tenant shall continue to perform all of the covenants of this Lease.

ARTICLE XXII

MISCELLANEOUS

Section 22.01.   WAIVER.  No waiver by the parties hereto of any default or breach of any term, condition or covenant of this Lease shall be deemed to be waiver of any subsequent default or breach of the same or any other term, condition or covenant contained herein.  The acceptance of rent shall not be deemed a waiver of any preceding breach, and no waiver shall be deemed to have been given except if same be in writing. The failure of the Landlord to collect any amount due pursuant to this Lease, whether Base Rent or Additional Rent, shall not act as a waiver of the collection of such amount, provided, however, that no action shall be brought to collect any such amount more than five (5) years after the expiration of this Lease.

Section 22.02.   ACCORD AND SATISFACTION.  No payment by Tenant or receipt by Landlord of a lesser amount than the rent herein stipulated shall be deemed to be other than on account of the stipulated rent, nor shall any endorsement or statement on any check or any letter which may accompany any check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such rent or pursue any other remedy in this Lease provided.

Section 22.03.   ENTIRE AGREEMENT.  This Lease and the Exhibits attached hereto and forming a part hereof, set forth all the covenants, promises, agreements, conditions and understandings between Landlord and Tenant concerning the Premises and there are no covenants, promises, agreements, conditions or understandings, either oral or written between them other than are herein set forth.  Except as herein otherwise provided, no subsequent alteration, amendment, change or addition to this Lease shall be binding upon Landlord or Tenant unless reduced to writing and signed by them.

Section 22.04.   CHANGE OF NAME.  Tenant agrees not to change the advertised name of the business operated in the Premises without the written permission of Landlord.

Section 22.05.   NO PARTNERSHIP.  Landlord does not, in any way or for any purpose, become a partner of Tenant in the conduct of Tenant’s business or otherwise, or a joint venturer or a member of a joint enterprise with Tenant.

Section 22.06.   FORCE MAJEURE.  In the event that either party hereto shall be delayed or hindered in or prevented from the performance of any act required hereunder by reason of strikes, lock-outs, labor troubles, inability to procure materials, failure of power, restrictive governmental laws or regulations, riots, insurrection, war or other reason of a like nature not the fault of the party delayed in performing work or doing acts required under the terms of this Lease, then performance of such act shall be excused for the period of the delay and the period for the performance of any such act shall be extended for a period equivalent to the period of such delay (“Force Majeure Delay”). The provisions of this section shall not operate to excuse Tenant from prompt payment of Base Rent, Additional Rent or any other payments required of Tenant by the terms of this Lease.

Section 22.07.   NOTICES, PLACE RENT PAYABLE.

(a) Any and all notices required or which either party herein may desire to give to the other (each, a “Notice”) shall be made in writing and shall be given by certified or registered mail, postage prepaid, return receipt requested, or by a nationally recognized overnight courier, such as Federal Express or Airborne Express, or by personal service, or by electronic facsimile with proof of receipt, and shall be deemed to be given on the third business day after the date of posting in a United States Post Office or branch post office or one day after delivery to the overnight courier, or upon effecting personal service or delivery by facsimile, and shall be delivered to Landlord’s Notice Address or Tenant’s Notice Address, as appropriate.  The parties agree that copies of all Notices to be delivered to Landlord and Tenant hereunder shall be simultaneously delivered to the specified addresses for copies set forth in Section 1.01, if any.  Either party may, by notice as aforesaid actually received, designate a different address or addresses for communications intended for it.  Anything contained herein to the contrary notwithstanding, any bills or invoices for Base Rent, any Additional Rent or any Landlord’s Operating Statement may be given by hand or by mail (which need not be registered or certified) and, if so given, shall be deemed given on the date of delivery or refusal, if by hand, or on the third (3rd) business day following the date of posting, if mailed.

(b) Notices given hereunder by any party may be given by legal counsel for such party or by Landlord’s agent.  The foregoing notice provisions shall in no way prohibit notice from being given as provided in the rules of civil procedure of the state in which the Building is located, as the same may be amended from time to time and any notice so given shall constitute notice herein.

Section 22.08.   CAPTIONS AND SECTION NUMBERS.  The captions, section numbers and article numbers appearing in this Lease are inserted only as a matter of convenience and in no way define, limit, construe or describe the scope or intent of such sections or articles of this Lease, nor in any way affect this Lease.

Section 22.09.   TENANT DEFINED, LANDLORD DEFINED.  The word “Tenant” shall be deemed and taken to mean each and every person or party mentioned as a Tenant herein, be the same one or more.  The term “Landlord” shall be deemed and taken to mean the Landlord, its successors and assigns.  If there shall be more than one party hereto as Tenant, the liability of each party under this Lease as Tenant shall be joint and several, and any notice required or permitted by the terms of this Lease may be given by or to any one thereof.  The use of the neuter singular pronoun to refer to Landlord or Tenant shall be deemed a proper reference even though Landlord or Tenant may be an individual, a partnership, a corporation, or a group of two or more individuals or corporations.  The necessary grammatical changes required to make the provisions of this Lease apply in the plural sense where there is more than one Landlord or Tenant and to either corporations, associations, partnerships or individuals, males or females, shall in all instances be assumed as though in each case fully expressed.

Section 22.10.   GOVERNING LAW, PARTIAL INVALIDITY.  This Lease shall be construed and governed by the laws of Colorado.  If any term, covenant or condition of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable under the laws of the said State, or otherwise, the remainder of this Lease, or the application of such term, covenant or condition to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term, covenant and condition of this Lease shall be valid and be enforced to the fullest extent permitted by law.

Section 22.11.   REPRESENTATION OF PARTIES.  The parties hereto represent and warrant to each other that neither has been represented by any broker in connection with the negotiation and/or execution of this Lease other than Landlord’s Broker and Tenant’s Broker on behalf of Landlord and Tenant, respectively, and that there are no claims for brokerage commissions or finder’s fees in connection therewith, and that neither has dealt with any other person, firm or corporation in connection herewith.  Each of the parties hereto agrees to indemnify and hold harmless the other party against and from all liabilities arising from any such claim including, without limitation, the cost of counsel fees in connection therewith. Landlord will pay Landlord’s Broker and Tenant’s Broker for commissions earned through this transaction per separate written agreements.

Section 22.12.   NO OPTION.  The submission of this Lease for examination does not constitute a reservation of or option for the Premises and this Lease becomes effective as a lease only upon execution and delivery thereof by Landlord and Tenant.

Section 22.13.   RECORDING.  Tenant shall not record this Lease or a memorandum hereof without the prior written consent of Landlord.  Upon Landlord’s request, Tenant agrees to execute and acknowledge a short form lease in recordable form, indicating the names and addresses of Landlord and Tenant, a description of the Premises, the Lease Term, the Lease and Rent Commencement Dates and Lease Expiration Date, and options for renewal, if any, but omitting Base Rent and other terms of this Lease.

Section 22.14.   LANDLORD’S LIABILITY.  IT IS SPECIFICALY UNDERSTOOD AND AGREED THAT THERE SHALL BE NO PERSONAL LIABILITY ON LANDLORD IN RESPECT TO ANY OF THE COVENANTS, CONDITIONS OR PROVISIONS OF THIS LEASE.  In no event shall Landlord be liable to Tenant for any failure of other tenants in the Building to occupy their spaces or operate their businesses, or for any loss or damage that may be occasioned by or through the acts or omissions of other tenants.  Notwithstanding anything to the contrary provided in this Lease, neither Landlord, nor any member, manager, general or limited partner in or of Landlord, whether direct or indirect, nor any direct or indirect member, manager or partner in such members or partners, nor any disclosed or undisclosed officers, managers, members, shareholders, principals, directors, employees, partners, servants or agents of Landlord, nor any of the foregoing, nor any investment adviser or other holder of any equity interest in Landlord, their successors, assigns, agents, or any mortgagee in possession shall have any personal liability with respect to any provisions of this Lease.  If Landlord is in breach or default with respect to its obligations or otherwise, Tenant shall look solely to Landlord’s interest in the Property for the satisfaction of Tenant’s remedies and any judgment or award entered against Landlord.

Section 22.15.   ABANDONED PROPERTY.   Any property owned by Tenant and left in the Premises after this Lease terminates, or after Tenant vacates the Premises, shall be deemed abandoned property and Landlord shall have the right, but not the obligation, to dispose of such property, without liability to Tenant for the disposal of such property.

Section 22.16.   AUTHORITY OF TENANT.  Each individual executing this Lease on behalf of Tenant represents and warrants that he or she is duly authorized to execute and deliver this Lease on behalf of Tenant, and that this Lease is binding upon Tenant in accordance with its terms.  Tenant shall, at the time of execution of this Lease, deliver to Landlord a document to this effect.

Section 22.17.   FINANCIAL STATEMENTS.  Tenant shall, when requested by Landlord, furnish to Landlord a true and accurate statement of its financial condition for its most recent fiscal year, prepared in conformity with generally recognized accounting principles or in another manner acceptable to Landlord.  Landlord agrees to treat Tenant’s financial statements as confidential and agrees to disclose them only to prospective purchasers of the Premises or to lenders.

Section 22.18.   AUTHORITIES FOR ACTION.  Landlord may act through its managing agent for the Building or through any other person who may from time to time be designated by Landlord in writing.  Tenant shall designate in writing one or more persons to act on its behalf and may from time to time change such designation by written notice to Landlord.  In the absence of any such designation, the person or persons executing this Lease on behalf of Tenant shall be deemed to be authorized to act on behalf of Tenant in any matter provided for herein.

Section 22.19.   SEVERABILITY.  If any term or provision of this Lease or the application thereof to any person or circumstances shall be declared by a judicial body to be illegal, invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those to which it is held invalid or unenforceable, shall not be affected thereby, and all other terms and provisions of this Lease shall be valid and enforced to the fullest extent permitted by law.

Section 22.20.   INTERPRETATION.

(a) Whenever in this Lease any words of obligation or duty are used, such words or expressions shall have the same force and effect as though made in the form of a covenant.

(b) All pronouns and any variances thereof shall be deemed to refer to the neuter, masculine, feminine, singular or plural, when the context requires.

(c) No remedy or election given pursuant to any provision in this Lease shall be deemed exclusive unless so indicated, but each shall, wherever possible, be cumulative with all other remedies at law or in equity as otherwise specifically provided herein.

(d) If, and to the extent that, any of the provisions of any amendment, modification or rider to this Lease conflict or are otherwise inconsistent with any of the preceding provisions of this Lease, whether or not such inconsistency is expressly noted in such amendment, modification or rider, the provisions of such amendment, modification or rider shall prevail.

(e) The parties mutually agree that the headings and captions contained in this Lease are inserted for convenience of reference only.

(f) This Lease shall be construed in accordance with the laws of Colorado.

(g) Landlord and Tenant each acknowledge and warrant that it has been represented by independent counsel and has executed this Lease after being fully advised by said counsel as to its effect and significance.  This Lease is the result of negotiations between the parties and their respective attorneys and no provision shall be construed against a party solely on the basis of authorship.

Section 22.21.   JOINT AND SEVERAL OBLIGATION.  If this Lease is executed by more than one party as “Tenant”, the obligations of such parties as “Tenant” hereunder shall be the joint and several of such parties as “Tenant”.

Section 22.22.   NO LIGHT, VIEW OR AIR EASEMENT.  This Lease does not grant any rights to light, view, or air to, from or over the Premises to the extent such items are affected by activities occurring off the Premises.  Any diminution or shutting off of light, view, or air by any structure which is now or hereafter erected on or off the Building property shall not affect this Lease or impose any liability on Landlord.

IN WITNESS WHEREOF, each party hereto has caused this Lease to be executed, all as of the day and year first above written.

LANDLORD:

RE HILL PROPERTIES – LOUISVILLE, LLC, a Colorado limited liability company

By:    /s/ Rob Hill

Its:            Manager

QUARTZ MOUNTAIN PROPERTIES, LLC, a Colorado limited liability company

By:   /s/ Kent Andrews

Its:             Manager

TENANT:

SPACEDEV, INC., a Colorado corporation

By:      /s/ Mark N. Sirangelo

Its:    Chief Executive Officer

EXHIBITS:

A.           Floor Plan

RIDERS:

Rider 3.03 Description of Operating Expenses

Rider 5.01 Tenant Improvement Work Letter Agreement

Rider 14.01 Tenant Insurance Requirements

Rider A Renewal Option

Rider B Expansion Option

Rider C Rooftop Access

EXHIBIT A

FLOOR PLAN

(see attached)

RIDER 3.03

DESCRIPTION OF OPERATING EXPENSES

Without limiting the generality of Section 3.03, Operating Expenses shall include all costs or expenses paid or incurred by Landlord in connection with the ownership and operation of the Property, including, but not limited to, the following:

(a) Taxes – All real property taxes, fees and assessments and governmental charges levied by any taxing districts or authorities presently or hereafter created, taxing the Building, the Property, or any improvements thereon, including interior improvements, and any other taxes, fees, charges or assessments attributable to the Building or its operation that Landlord is obligated to pay.  Taxes shall include any excise, privilege, gross receipts or sales tax levied on the rentals or the receipt thereof, together with any tax levied or assessed on machinery or equipment located on the Property.  If and to the extent that due to a change in the method of taxation or assessment, any franchise, capital stock, capital, rent, income, profit or other tax or charge shall be a substitute for or supplement to any of the foregoing, then all such items shall be included within the term Taxes for the purposes of this Lease.  All expenses, including reasonable attorneys’ fees and disbursements, experts’ and other witnesses’ fees, incurred in contesting the validity or amount of any Taxes or in obtaining a refund of Taxes shall be considered as part of the Taxes for the year in which paid.  Without the prior written consent of Landlord, Tenant may not contest Taxes; provided, however, that if Tenant occupies in excess of fifty percent (50%) of the net rentable area of the Building, Tenant shall have the right, at its sole cost and expense and upon written notice to Landlord, to contest in good faith the validity or amount of any Taxes so long as (i) Tenant continues to apprise Landlord as to the progress of Tenant’s contest, and (ii) Landlord has the right, but not the obligation, to participate jointly with Tenant in such  contest.

(b) Insurance - “Casualty insurance,” which includes, but is not limited to, fire and extended coverage insurance with respect to the Building, in an amount equal to the full replacement cost thereof, with coinsurance clauses of no less than 80%, and with coverage by endorsement or otherwise, for all risks, vandalism and malicious mischief, sprinkler leakage, and boilers, and all other insurance of any type that Landlord deems reasonably appropriate to carry on the Property.

(c) Maintenance and Repair Costs – All costs to operate, repair and maintain the Property in a neat, clean and safe order and condition, including without limitation:

(i) The Common Areas, including without limitation, parking areas, driveways, curbs, ramps, truck ways, retaining walls, lighting facilities, irrigation systems, sidewalks, stairways, landscaped and, hardscaped areas, fences and gates;

Rider 3.03 – Page 1

(ii) Plumbing electrical systems, service lines or conduits for gas, water, electric, sewage, heating, ventilating and air conditioning services, emergency or back-up power supplies, if any, fire suppression and warning systems, conduits and appurtenances for use by Tenant in common with other tenants, and other areas and facilities related to the Building, whether within or outside the Building and whether located on or off the Property.

(iii) All supplies and materials used in the operation and maintenance of the Building and the Property including, but not limited to,  paper products, cleaning and janitorial supplies and equipment,  painting, and replacement of worn out or damaged building components and equipment.

(iv) Utilities for the Property (except those paid for directly by Tenant or other tenants which are separately metered or submetered), including, but not limited to, the cost of water, electrical service and lighting.

(v) Maintenance and service agreements for the Property and equipment used in the operation of the Property, including, but not limited to, HVAC, alarm service, waste disposal, security and/or guard service, backup power source, if any, window cleaning, fire protection, sprinklers, mechanical systems maintenance, exterminating and landscape maintenance, and any elevators used by more than one tenant at the Property.

(vi) Amortization, together with interest, of the cost of installation of capital improvement items which result in, or are intended to result in, a reduction in Maintenance Costs or which are required to be installed under any governmental law, regulation or authority.  “Interest” shall be calculated at Landlord’s actual financing costs.  All such costs shall be amortized over the reasonable life of the capital improvement items, with the reasonable life and amortization schedule being determined in accordance with generally accepted accounting principles, but in no event to extend beyond the reasonable life of the Building.

(vii) Management fees, and legal fees, except those legal fees which are related to any tenant or lease within the Property accounting costs, and other professional services associated with the operation and maintenance of the Property.

(viii) Roof, structural components, foundations, exterior walls, gutters, glass, plumbing, pipes and fixtures and other equipment.

(ix) The cost of all licenses, dues, permits and other governmental charges.

(x) Replacement of equipment or improvements that have a useful life of 5 years or less.

Rider 3.03 – Page 2

(xi) The cost of any capital improvement to the Building or the Property that has a useful life of more than 5 years, provided, however, that Landlord shall allocate the cost of any such capital improvement over the useful life of such capital improvement pursuant to generally accepted accounting principals.

(xii) Common Area trash disposal, security services, pest control services, and the costs of any environmental required environmental inspections.

Operating Expenses billed directly to Tenant or any other tenant of the Building shall not be included as Operating Expenses for purposes of determining Tenant’s Share of Operating Expenses.

Rider 3.03 – Page 3

RIDER 5.01

 TENANT IMPROVEMENT WORK LETTER AGREEMENT

           Tenant desires to make certain improvements to the Premises, and Landlord is willing to permit Tenant to make such improvements (“Tenant Improvements”), upon the terms and conditions contained in this Rider 5.01, Tenant Improvement Work Letter Agreement (“Work Letter Agreement”). All capitalized terms not defined herein shall have the meaning set forth in the body of the Lease. Capitalized terms used, but not otherwise defined, in this Work Letter Agreement shall have meanings ascribed to those terms in the Lease. In the event of conflict between this Work Letter Agreement and the Lease, this Work Letter Agreement shall prevail. This Work Letter Agreement shall be deemed part of the Lease.

1.           Definitions: Wherever used in this Work Letter Agreement, the following terms are defined as follows:

1.1 Applicable Laws means all state, federal and local laws including, without limitation, the Americans with Disabilities Act, local building codes, ordinances, regulations, title and subdivision covenants and restrictions, and insurance underwriter’s requirements applicable to the Premises.

1.2 Architect means the architects, designers and engineers selected by Tenant, subject to the prior approval of Landlord, for the design and construction of the Tenant Improvements.

1.3 Base Building Improvements consist of Landlord’s obligation to: (a) remove all or part (at Tenant’s election) of the existing demising wall in the Building, which currently separates McData’s space from the current vacant space in the Building, at such time as McData relinquishes possession of the area; (b) unless otherwise requested by Tenant, remove McData’s tenant-specific equipment, fixtures and signage remaining after McData vacates the Premises and relinquished possession thereof; and (c) deliver the Premises to Tenant in good, clean condition with all Building systems in good working order and windows washed. Except as set forth herein, the Premises shall be delivered to Tenant in its current “as is” condition and Tenant agrees to accept same as such.

1.4 Construction Costs mean all costs incurred to complete the Tenant Improvements, including the following: payments to contractors for labor, material, equipment, and fixtures supplied pursuant to construction of the Tenant Improvements; fees and costs paid to Architects for services related to designing and construction of the Tenant Improvements; taxes, fees, charges, and levies by governmental and quasi-governmental agencies for Permits or for inspection of the work; utilities costs incurred in the course of the construction; premiums for Tenant’s insurance required by this Work Letter Agreement; costs incurred for the management and administration of the construction of Tenant Improvements; and any other actual costs incurred in design or construction of the Tenant Improvements.

Rider 5.01 – Page 1

1.5 Contractors mean the general contractor, subcontractors, material suppliers and others who provide labor and/or materials for construction of the Tenant Improvements.

1.6 Final Tenant Improvement Plans mean the complete and final working drawings, plans, specifications, and elevations for Lessee’s Improvements that will be presented to the relevant public agencies for the granting of a building permit.

1.7 Tenant Improvements means the improvements, modifications, and alteration of the Premises desired by Tenant, other than the Base Building Improvements, as and to the extent described in the Final Tenant Improvement Plans.

1.8 Tenant’s Agents mean all Architects and Contractors hired directly or indirectly by Tenant to design and construct the Leasehold Improvements.

1.9 Tenant’s Plans include both Tenant’s Preliminary Tenant Improvement Plans and Tenant’s Final Tenant Improvement Plans.

1.10 Landlord’s Representative means Kimberly Croydon or such other person as Landlord shall designate in writing to Tenant as its authorized representative for the purposes of administering this Work Letter Agreement.

1.11 Permits mean the building permits, approvals, and consents of relevant governmental authorities and third parties having jurisdiction over the construction of the Tenant Improvements.

1.12 Preliminary Tenant Improvement Plans mean the preliminary space plans for the Premises which serve as the basis for the Architect’s preparation of the Final Tenant Improvement Plans.

1.13 Tenant’s Representative means Bob Harr or such other person as Tenet shall designate in writing to Landlord as its authorized representative for the purposes of administering this Work Letter Agreement.

1.14 Tenant Improvement Allowance means the amount Landlord is required to pay to Tenant towards the Construction Costs of Tenant Improvements, which total Tenant Improvement Allowance is $1,267,420.00 ($17.50 per square foot of Rentable Area).

2.           Delivery of the Premises and Base Building. Lessor shall deliver possession of the Premises as described in Section 5.02 of the Lease and Lessee’s satisfaction of all required conditions for taking possession under the Lease. As soon thereafter as practical, to the extent that Base Building Improvements have not been completed, Lessor, at Lessor’s sole cost, shall implement the Base Building Improvements. Except as otherwise set forth within the Lease, and subject to Lessor implementing the Base Building Improvements, Lessee agrees to accept the Premises in an “as is” condition.

Rider 5.01 – Page 2

3.           Payment of Tenant Improvement Allowance.  Tenant shall be entitled to monthly disbursements of Tenant Improvement Allowance to be paid by Landlord to Tenant, up to a maximum aggregate amount equal to the amount set forth in Paragraph 1.14 (and, if Tenant exercises it’s Expansion Option pursuant to Rider B, the amount set forth in Paragraph (a)(v) thereof), for Construction Costs of the Tenant Improvements.  A disbursement shall be made to Tenant at such time as: (1) Tenant certifies that the portion of the work relating to the Tenant Improvements to be paid for with the proceeds of such disbursement is complete and Tenant has obtained all permits relating to such work required at such time; (2) Tenant provides Landlord with properly executed mechanics lien releases for all Construction Costs to be paid for with the proceeds of such disbursement; and (3) Tenant provides Landlord with such other information and documents relating to the Construction Costs and other amounts to be paid for with the proceeds of such disbursement and the Tenant Improvements as Landlord may reasonably request.  If Landlord elects, Landlord may make disbursements payable by joint check issued in the name of Tenant and the applicable contractor.  Should Tenant not use any portion of its Tenant Improvement Allowance by February 1, 2008, Tenant shall be deemed to have waived all rights to the remaining balance to the Tenant Improvement Allowance and Landlord shall be released from all obligation and liability to provide or fund such balance of the Tenant Improvement Allowance, subject, however, to Tenant’s rights set forth in subsection (v) of Tenant’s Expansion Option and Right of First Opportunity to Lease, attached as Rider B to this Lease.
4.           Notice of Non-Responsibility. Landlord may at its option post a notice of non-responsibility for the Tenant Improvements at the Premises and Tenant acknowledges that Landlord’s only responsibility for payment of Construction Costs shall be to make payment to Tenant for the Tenant Improvement Allowance as herein provided.

5.           Designation of Representatives. Landlord and Tenant hereby appoint Landlord’s Representative and Tenant’s Representative, respectively, as their sole representatives for the purposes of administering this Work Letter Agreement. Until replaced by written notice, Landlord’s Representative and Lessee’s Representative will have the full authority and responsibility to act on behalf of their respective principals in connection with this Work Letter Agreement.

6.           Tenant’s Right to Select Tenant’s Agents: Subject to Landlord’s right of reasonable approval, Tenant shall have the right to select, hire and contract for Tenant’s Agents, at Tenant’s expense, to design and construct the Tenant Improvements.

7.           Payment of Construction Costs.  Tenant shall be solely responsible for payment of all Construction Costs in connection with the design and construction of the Improvements, subject to Landlord’s obligation to pay Tenant the Tenant Improvement Allowance as set forth herein.

Rider 5.01 – Page 3

8.           Landlord’s Right to Approve Tenant’s Plans. Landlord shall have the right to approve Tenant’s Preliminary Tenant Improvement Plans, as well as Tenant’s Final Tenant Improvement Plans, prior to the commencement of construction or application by Tenant for Permits. Landlord may withhold its approval of Tenant’s Plans only to the extent a Design Problem exists and only by sending Tenant a notice of disapproval within five (5) business days of receipt of a request for approval, which disapproval shall specifically state what is being disapproved and why it is creating a Design Problem.  A “Design Problem” shall be deemed to exist when the Tenant’s Plans show layouts or improvements which could have: (i) an adverse effect on the Building Structure; (ii) possible damage or negative impact to the Building Systems; (iii) non-compliance with applicable codes; (iv) an effect on the exterior appearance of the Building; (v) an unreasonable interference with the normal and customary business operations of other tenants in the Building; (vi) non-compliance with Applicable Regulations or Colorado Research Center CC&Rs; (vii) result in extraordinary Building Operating Expenses (unless Tenant agrees to separately pay for such expenses) or overtax Building Systems beyond normal capacity; or (viii) Landlord reasonably concludes that the improvements viewed from outside the Building are aesthetically inappropriate to the Building or the Property. In the event of any Landlord disapproval, Landlord and Tenant agree to confer and negotiate to a prompt resolution of the issue. Notwithstanding that any of Tenant’s Plans are reviewed by Landlord, or its consultants, Landlord shall have no liability in connection therewith and shall not be responsible for any omissions or errors contained in Tenant’s Plans. Tenant’s indemnity set forth in the Lease and this Work Letter Agreement shall specifically apply to Tenant’s Plans.

9.           Landlord’s Costs in Reviewing Tenant’s Plans and Construction of Tenant Improvements. Tenant shall reimburse Landlord for all reasonable out-of-pocket expenses actually incurred by Landlord and paid to third party consultants for reviewing Tenant’s Plans and reviewing construction of the Tenant Improvements.

10.           Tenant’s Obligation to Supervise and Coordinate Construction of Tenant Improvements. Tenant shall have the exclusive obligation to direct, supervise and coordinate the design and construction of the Tenant Improvements. Landlord shall have no responsibility in this regard.

11.           Tenant’s Agents’ Insurance Requirement. All of Tenant’s Agents shall carry liability and Products and Completed Operation Coverage insurance, each in amounts not less than $1,000,000 per incident, $2,000,000 in aggregate, and in form and with companies as are required to be carried by Tenant as set forth in the Lease. The policies therefore shall insure Landlord and Tenant, as their interests may appear, as well as the respective Contractor, and shall name as additional insureds all mortgagees of the Property. All insurance maintained by Tenant’s Agents shall preclude subrogation claims by the insurer against anyone insured thereunder. Such insurance shall provide that it is primary insurance as respects the Landlord and that any other insurance maintained by Landlord is excess and non-contributing with the insurance required hereunder.

12.           Tenant Warranty regarding Tenant Improvements. Tenant warrants to Landlord that all Tenant Improvements will be constructed in conformity with Applicable Laws, including, without limitation, applicable building codes and Permits. Tenant further warrants that the Tenant Improvements will be constructed by qualified, adequately supervised workers, and that the Tenant Improvements will be free from any material defect. Tenant further warrants that the quality of the materials and the construction shall be at least as good as that utilized in similar quality buildings in the neighborhood.

13.           Tenant’s Indemnity. Tenant’s indemnity of Landlord set forth in the Lease also applies to any costs, losses, damages, injuries and/or liabilities caused by Tenant or Tenant’s Agents in connection with the Tenant Improvements, or by any party directly or indirectly employed or hired by Tenant’s Agents. The indemnity shall also apply to any failure by Tenant for the Construction Costs.

Rider 5.01 – Page 4

14.           Effect of Tenant's Default.  If an Event of Default (as described in the Lease), or a default by Tenant under this Work Letter Agreement, occurs prior to completion of construction of the Tenant Improvements, then in addition to all other rights and remedies granted to Landlord pursuant to the Lease, Landlord shall have the right to cause Tenant’s Agents to cease construction of the Tenant  Improvements, and any and all obligations of Landlord under this Work Letter Agreement shall be postponed until such time as Tenant’s default has been cured.

15.           Design and Construction Schedule. The schedule for design and construction of the Tenant Improvements shall be exclusively the responsibility of Tenant. Regardless of the date upon which the Premises are complete and ready for occupancy, the Rent Commencement Date shall remain as set forth in the Lease.

Rider 5.01 – Page 5

RIDER 14.01

TENANT INSURANCE REQUIREMENT

Tenant’s insurance requirements under the Lease are as follows:

1.           Comprehensive commercial general liability insurance, including but not limited to premises, operations, and products liability, personal injury liability, contractual liability, and property damage liability coverage at the Building and the business conducted by Tenant thereon.  Such insurance shall have a combined single limit of not less than one million dollars ($1,000,000) per occurrence and two million dollars ($2,000,000) in the aggregate for all occurrences within each policy year, or such greater amounts as Landlord may from time to time reasonably require.  The Policy shall name Landlord, and Landlord’s mortgagees with an insurable interest, as additional insureds.

2.           Fire and extended coverage insurance covering all items which Tenant may remove from the Premises at the end of the Lease Term, including but not limited to Tenant’s personal property, wall coverings, floor coverings, window coverings, alterations, furniture, equipment, and lighting, against loss or damage by fire, water, windstorms, hail, earthquakes (if applicable), explosion, riot, damage from aircraft and vehicles, smoke damage, vandalism and malicious mischief and such other risks as are from time to time covered under “extended coverage” endorsements and special extended coverage endorsements commonly known as “all risk” endorsements, in an amount equal to the full replacement value thereof from time to time and containing the waiver of subrogation required in Section 14.03 of this Lease.

3.           State Worker’s Compensation Insurance in the statutorily mandated limits and Employers Liability Insurance with limits of not less than five hundred thousand dollars ($500,000), or such greater amount as Landlord may from time to time require.

4.           Umbrella or Excess Liability Insurance in the amount of not less than three million dollars ($3,000,000) over each of the liability policy limits set forth in this Section, naming Landlord as an additional insured.

5.           Any other form or forms of insurance, or increased amounts of the above specified forms of insurance, as Landlord or mortgagees of Landlord may reasonably require from time to time, in form, in amounts and for insurance risks against which a prudent tenant or landlord would protect itself in similar circumstances.

6.           Any contractor retained by Tenant to conduct any work or Alterations on the Property shall be obligated to  carry at least the following minimum insurance coverage:

(a)           Builder’s risk insurance for the full cost of any work or Alterations constructed by Tenant or Tenant’s contractors.

(b)           State Worker’s Compensation Insurance in the statutorily mandated limits and Employers Liability Insurance with limits of not less than five hundred thousand dollars ($500,000), or such greater amount as Landlord may from time to time require.

Rider 14.01 – Page 1

(c)           Comprehensive commercial general liability insurance, including but not limited to premises liability, independent contractor’s protective liability, completed operations and products liability, personal injury liability, contractual liability, property damage liability, and explosion, collapse and underground damage liability.  Such insurance shall have a combined single limit of not less than one million dollars ($1,000,000) per occurrence and two million dollars ($2,000,000) in the aggregate for all occurrences within each policy year, or such greater amounts as Landlord may from time to time reasonably require.

(d)           Comprehensive automobile liability insurance to cover owned automobiles, automobiles under a long-term lease, hired automobiles, employer’s non-ownership liability, medical payments and uninsured motorists.  The limits of liability shall be no less than one million dollars ($1,000,000) for each occurrence for bodily injury and personal injury.

(e)           Umbrella or Excess Liability Insurance in the amount of not less than three million dollars ($3,000,000) over each of the liability policy limits set forth in this Section, naming Landlord as an additional insured.

Rider 14.01 – Page 2

RIDER A

RENEWAL OPTION

Tenant will have the option to renew (“Renewal Option”) the term of this Lease for two (2) periods of five (5) years (each, a “Renewal Term”), subject to the further provisions of this Rider.

(a)           Tenant may exercise the option with respect to each Renewal Term, if at all, by giving notice of exercise (the “Renewal Notice”) to Landlord not less than eight (8) months  prior to the Lease Expiration Date or the expiration of the prior Renewal Term, as applicable.

(b)           The Renewal Term will be on the same terms and conditions as this Lease, except excluding any provisions for rent abatement, rent credit, tenant improvement allowance and any other concessions from the Landlord, and Base Rent.  Base Rent for each Renewal Term shall be equal to the prevailing market rate for the Premises at the time of the respective Renewal Notice (taking into account that no tenant finish allowance or leasing commissions will be payable by Landlord in connection with the exercise of the Renewal Option), provided, that any such adjustment to Base Rent shall in no event be equal to an amount less than the prior year’s Base Rent for each Renewal Term. In addition, the Base Rent throughout each Renewal Term shall increase at three percent (3%) per annum over the previous year’s Base Rent.

(c) Landlord and Tenant will have thirty (30) days after Landlord receives the Renewal Notice within which to agree on the prevailing market rate for the Premises, as defined in subparagraph (2) below.

1.           If Landlord and Tenant are unable to agree on the Base Rent for the Renewal Term within thirty (30) days of the Renewal Notice, Landlord and Tenant will each appoint a real estate broker with at least five years’ full-time experience in commercial leasing in the commercial leasing market in which the Premises is located to determine the prevailing market rate for the Premises.  If either Landlord or Tenant does not appoint a broker within ten (10) business days after the other has given notice of the name of its broker, the single broker appointed will be the sole broker and will set the prevailing market rate for the Premises.  If two brokers are appointed pursuant to this paragraph, they will meet promptly and attempt to set the prevailing market rate for the Premises.  If they are unable to agree within twenty (20) days after the second broker has been appointed, they will select a third broker, meeting the qualifications stated in this paragraph within ten (10) business days after the last day the two brokers are given to set the prevailing market rate of the Premises.  Landlord and Tenant will each bear one-half of the cost of appointing the third broker and of paying the third broker’s fee.  The third broker, however selected, must be a person who has not previously acted in any capacity for either Landlord or Tenant.  Within twenty (20) days after selection of the third broker, a majority of the brokers will set the prevailing market rate for the Premises.  If a majority of the brokers are unable to set the prevailing market rate for the Premises within the specified time period, the three appraisals will be averaged and the average will be the prevailing market rate for the Premises.

Rider A – Page 1

2.           The “prevailing market rate of the Premises” means what a landlord under no compulsion to lease the Premises and a tenant under no compulsion to lease the Premises would determine as rent for the Renewal Term as of the time of the Renewal Notice, taking into consideration the uses permitted under this Lease, the quality, size, design, age and location of the Premises, and the rent for comparable buildings located in the commercial leasing market in which the Premises is located.

3.           During any such period in which Base Rent for such Renewal Term is being determined pursuant to the terms hereof, Tenant may continue to pay the Base Rent in existence at the end of the then existing Lease Term (the “Expired Term Rent”) until the Base Rent for the Renewal Term (the “Renewal Term Rent”) has been determined.  Within 30 days following such determination, Tenant shall pay to Landlord or receive a credit equal to, as applicable, the difference between the Expired Term Rent and the Renewal Term Rent for that portion of the Renewal Term that has transpired.

4.           If the prevailing market rate of the Premises is determined pursuant to clause (c)(1), Tenant shall have ten (10) business days after the date of such determination to accept such determination or by written notice to Landlord and subject to payment in full of (i) all amounts owing to Landlord under the Lease (including clause (c)(3) of this Rider), and (ii) the cost of the broker engaged by Tenant pursuant to clause (c)(1) and ½ of the third broker engaged by the parties pursuant to clause (c)(1), terminate the Lease.  Tenant’s failure to deliver such notice of termination and payment of such amounts within such ten (10) business day period shall be deemed Tenant’s acceptance of such determination of the prevailing market rate of the Premises.

(d)           The rights of Tenant under this Rider A are personal to SpaceDev Inc., a Colorado corporation and may not be transferred or assigned except pursuant to a transfer or assignment allowed by and in accordance with the provisions of the Lease.  The rights of Tenant under this Rider A will expire on the expiration or earlier termination of the Lease or Renewal Term, as applicable.

Rider A – Page 2

RIDER B

TENANT’S EXPANSION OPTION AND
RIGHT OF FIRST OPPORTUNITY TO LEASE

Up to and including June 30, 2007 (the “Expansion Period”), Tenant shall have the right to lease from Landlord all, but not less than all, of all remaining space in the Building consisting of approximately 19,941 rentable square feet (the “Expansion Space”) as shown on the attached Appendix A, subject to and in accordance with the terms and conditions set forth in this Section.  Tenant will have the right to lease the Expansion Space, if and only if:

(a)           There is no current Event of Default under this Lease at the time Tenant seeks to exercise such right.

(b)           Tenant delivers to Landlord written notice exercising its right to lease the Expansion Space not later than thirty (30) days prior to the expiration of the Expansion Period.

If Tenant exercises its right to lease the Expansion Space, Landlord and Tenant will enter into an amendment to this Lease (the “Expansion Amendment”) providing for the following terms and conditions:

(i)           There is no current Event of Default under this Lease at the time Tenant seeks to exercise such right.

(ii)           The Expansion Space will be added to the Premises for a term concurrent with the Lease Term, and the Renewal Option, as described in Rider A attached to the Lease, shall also apply to the Expansion Space.

(iii)           Base Rent and Additional Rent for the Expansion Space shall be on the same terms and conditions as this Lease, specifically, the same Base Rent and Additional Rent per square foot as applies to the primary lease space.

(iv)           The commencement date for the leasing of the Expansion Space shall be the date on which Tenant executes the Expansion Amendment, although the Base Rent and Additional Rent payable for the Expansion Space shall commence July 1, 2007.

(v)           Upon the mutual execution of the Expansion Amendment and Rider 5.01 relating to the Expansion Space, Tenant shall receive credit for a tenant improvement allowance in the amount of Seventeen and 50/100 Dollars ($17.50) per net rentable square foot, which shall be paid to Tenant for costs and expenses incurred by Tenant to construct tenant improvements in the Expansion Space (“Expansion Space Tenant Improvement Allowance”). The Expansion Space Tenant Improvement Allowance shall be paid to Tenant pursuant to the same terms and conditions which apply to the disbursement of the Tenant Improvement Allowance for the Premises, as set forth in Rider 5.01 to the Lease; provided, that, notwithstanding anything to the contrary in Section 3 of Rider 5.01 to the Lease, should Tenant not use any portion of its Expansion Space Tenant Improvement Allowance on or before February 1, 2008, the unexpended portion of such Expansion Space Tenant Improvement Allowance may, at Tenant’s option, be disbursed directly to Tenant by Landlord for whatever use Tenant may desire.

Rider B - Page 1

(vii)           Tenant shall not have the right hereunder to lease less than all of the Expansion Space.

(vii)           All other terms and conditions will be the same as contained in this Lease, excluding any provisions for rent abatement, rent credit and any other concessions from Landlord.

If Tenant fails to timely exercise its right to lease the Expansion Space as described in clause (b) above, or fails to execute the Expansion Amendment (as hereafter defined) within 20 days of presentation of the same to Tenant, Tenant’s Expansion Option shall expire.  Thereafter, Landlord shall be entitled to lease the Expansion Space to any other tenant or person upon such terms and conditions as Landlord desires and, in such event, Landlord, at Landlord’s expense, shall demise the Expansion Space from the Premises, construct any walls, and provide separate gas and electric utility metering or submetering for the Expansion Space and the Premises.

If subsequently during the Lease Term, or any Renewal Term, the Expansion Space should become vacant and available for lease, Tenant shall have the right of first opportunity to lease (“Right of First Opportunity to Lease”) the Expansion Space subject to the following terms and conditions:

(a)           There is no current Event of Default under this Lease at the time Tenant seeks to exercise such right.

(b)           Tenant delivers to Landlord written notice accepting the lease terms and conditions offered by Landlord not later than fifteen (15) days after receipt of Landlord’s offer to lease the Expansion Space to Tenant.

If Tenant accepts Landlord’s offer pursuant to this Right of First Opportunity to Lease, , Landlord and Tenant will enter into an amendment to this Lease (“Offer Amendment”) providing for the following terms and conditions:

(i)           There is no current Event of Default under this Lease at the time Tenant seeks to exercise such right.

(ii)           The Expansion Space will be added to the Premises for a term concurrent with the Lease Term, as the same may be or have been extended.

(iii)           The lease terms for the Expansion Space shall be those which are offered by Landlord and accepted by Tenant in writing.

If Tenant fails to accept Landlord’s offer pursuant to the Right of First Opportunity to Lease, or fails to execute the Expansion Amendment (as defined above) within 10 days of presentation of the same to Tenant, Tenant’s Right of First Opportunity to Lease the Expansion Space shall expire and this Rider shall be deemed to have no further force or effect whatsoever.

Rider B - Page 2

The rights of Tenant under this Rider B are personal to SpaceDev Inc., a Colorado corporation and may not be transferred or assigned except as may be specifically permitted under the Lease.  The rights of Tenant under this Rider B will expire on the expiration or earlier termination of this Lease.

Landlord shall not be liable for any damages to Tenant for any failure to deliver possession of the Expansion Space by reason of holding over by third parties, provided, however, that Tenant shall not be liable for Base Rent or Additional Rent with respect to the Expansion Space until the date upon which possession of the Expansion Space is delivered to Tenant.

Rider B - Page 3

APPENDIX A TO RIDER B

(see attached)

Appendix A to Rider B

RIDER C

ROOFTOP ACCESS

Landlord hereby grants permission to Tenant for rooftop access in order to install a satellite antenna dish or other communication devices and related cables and wiring on the roof of the Building subject to the following  terms and conditions :

1.	Unless otherwise indicated, all capitalized terms shall have the meaning set forth in the Lease.

2.
Landlord hereby grants to Tenant for the term of the Lease, as it may be extended , the right, at Tenant’s sole cost, to install, access, maintain, operate, replace, repair and remove or modify (collectively, “Construct” or the “Construction”) a communications antennae or a similar communication device and all accompanying equipment to make said equipment functional (i.e. all cable, wiring, conduits) and related equipment necessary for the generation and reception of radio and satellite-generated communication transmissions at the Premises (collectively, “Communication Equipment”), on the roof of the Building (“Roof”), mounted in a non-penetrating fashion in a location to be mutually agreed upon between Landlord and Tenant; provided, that access in each instance must be gained through an appointment set up with Landlord’s  Property Manager.

3.
Tenant shall comply with all laws and governmental regulations in its installation, maintenance, operation and removal of the Communication Equipment, including, without limitation, local regulations, Federal Commerce Commission regulations, and Colorado Technology Center CC&R’s.

4.
Tenant shall not install, maintain or operate the Communication Equipment or any receiving or broadcasting equipment used in connection with the Communication Equipment, so as to cause any interference with any electrical or other equipment, (including, without limitation, radios, televisions, alarm and detection systems, and computers and other satellite or radio or television receivers or dishes) located on the Property or in the Building.

5.
Tenant shall coordinate all installation, maintenance, repair or replacement of the Communication Equipment with the Landlord’s roofer so that the roof is not damaged and Landlord’s Roof warranty is preserved and not impaired in any way.   Tenant shall be responsible for restoring the Roof to its previous condition upon removal of its Communication Equipment.

6.
Tenant agrees to defend, indemnify and hold Landlord harmless from any claim, cost, loss, expense (including attorney’s fees), damages or liability incurred in connection with Tenant’s exercise of its rights granted by this Rider.

Rider C - Page 1

7.	Landlord shall have the right to require Tenant to screen the equipment in a manner reasonably satisfactory to Landlord.

8.	If applicable, Landlord shall allow Tenant to connect the Communication Equipment to the Premises’ electrical system at Tenant’s cost for installation and operation of the system.

9.
In addition to any other remedy provided by law or in equity, or by the Lease for violation of the terms of this Rider, in the event of a breach by Tenant of the terms of this Rider, Landlord may elect to terminate this Rider and the rights granted hereunder without terminating the Lease, retaking possession of the Premises, or otherwise affecting Tenant’s rights relating to use or occupancy of the Premises.

Rider C - Page 2